Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 HSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                   Connecticut
         (State or other jurisdiction of incorporation or organization)

                                      6133
            (Primary Standard Industrial Classification Code Number)

                                        x
                     (I.R.S. Employer Identification Number)

            One State Street, P.O. Box 5024, Hartford, CT 06102-5024
                                 (860) 722-1866
                        (Address, including ZIP Code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

                       R. Kevin Price, Corporate Secretary
                                 HSB Group, Inc.
            One State Street, P.O. Box 5024, Hartford, CT 06102-5024
                                 (860) 722-1866
    (Name, address, including ZIP Code, and telephone number, including area code, of Agent for Service)

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the Agreement and Plan of Share Exchange, described in the enclosed Prospectus and Proxy Statement pursuant to which the common stock and preferred stock of The Hartford Steam Boiler Inspection and Insurance Company and HSB Group, Inc. will be exchanged, have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

               CALCULATION OF REGISTRATION FEE



Title of                 Proposed  Proposed
each class of            maximum   maximum      Amount
securities   Amount      offering  aggregate    of
to be        to be       price     offering     Registration
registered   registered  per unit  price        fee(1)
----------   ----------  --------  ---------    ------------


Common Stock,
no par value  20,041,707  $45.625  $914,402,881   $277,092

(1) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the average of the high and low sales price per share of The Hartford Steam Boiler Inspection and Insurance Company common stock on February 10, 1997 as reported by the New York Stock Exchange Composite Transactions Reporting System.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY


February 27, 1997

Dear Stockholder:

        You are cordially invited to attend the 1997 Annual Meeting of Stockholders on Thursday, April 24, 1997 at 2:00 P.M. at our Home Office at One State Street, Hartford, Connecticut.

        The notice of the Annual Meeting and Prospectus and Proxy Statement are contained on the following pages. In addition to the proposals discussed in the Prospectus and Proxy Statement, we will also be discussing the Company's results for 1996 and outlook for 1997 and beyond.

        At this meeting, one of the important proposals stockholders will be asked to consider and vote on involves the formation of a holding company structure as described in more detail in the attached Prospectus and Proxy Statement. For the reasons stated in the accompanying materials, the Board of Directors believes that the formation of such a holding company structure is in the best interests of the Company and its stockholders and recommends a vote "FOR" the formation of the holding company structure.

        Your proxy is very important in making up the total number of shares necessary to hold the meeting, even though you may own only a few shares. Whether or not you plan to attend the meeting, please fill out, sign and return your proxy card in the envelope provided as soon as possible. Your cooperation is appreciated.

Sincerely,

Gordon W. Kreh
President and
Chief Executive Officer

The Hartford Steam Boiler
Inspection and Insurance Company
One State Street
P.O. Box 5024
Hartford, Connecticut  06102-5024

                            NOTICE OF ANNUAL MEETING

February 27, 1997

TO THE STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of Stockholders of The Hartford Steam Boiler Inspection and Insurance Company will be held on Thursday, April 24, 1997, at 2:00 o'clock P.M., at the office of the Company, One State Street, Hartford, Connecticut, for the following purposes:

          1.   To elect three directors for three-year terms;

          2. To consider and act upon a proposal to approve an Agreement and Plan of Share Exchange pursuant to which shares of common stock of a newly formed holding company, HSB Group, Inc. ("HSB Group") will be exchanged on a one-for-one basis for all of the outstanding common stock of the Company, shares of preferred stock of HSB Group will be exchanged for all of the outstanding shares of Series B Convertible Preferred Stock of the Company, and certain other transactions as described herein will be effectuated;

          3. To consider and act upon a proposal to amend and restate the 1995 Stock Option Plan to increase the number of shares available for the granting of awards;

          4.   To appoint  independent  public accountants for the ensuing year;
               and

          5.   To transact any other business proper to come before the meeting.

        A Prospectus and Proxy Statement to assist you in the consideration of the foregoing matters is attached.

        The Board of Directors has fixed February 13, 1997, at the close of business, as the record date and time for the determination of the stockholders entitled to notice of and to vote at said Annual Meeting and any adjournment thereof.

        It is hoped that you will be able to attend this meeting. If you cannot, you are urgently requested to sign and return the enclosed proxy card in the envelope provided.

                                            By order of the Board of Directors.

                                            R. K. PRICE
                                            Corporate Secretary

           THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
                                 HSB GROUP, INC.
                         ------------------------------
                         PROSPECTUS AND PROXY STATEMENT

         This Prospectus and Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company ("Hartford Steam Boiler" or the "Company") for the 1997 Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held on April 24, 1997 at 2:00 P.M. at One State Street, Hartford, Connecticut. This Prospectus and Proxy Statement, together with the Notice of Annual Meeting, proxy card and Annual Report of the Company for the year ended December 31, 1996 are first being mailed to stockholders on or about February 27, 1997.

         At the Annual Meeting  stockholders will vote on the following matters:
1) the election of three directors; 2) the approval of an Agreement and Plan of Share Exchange (the "Share Exchange") pursuant to which shares of common stock of a newly formed holding company, HSB Group, Inc. ("HSB Group" or "Holding Company"), will be exchanged on a one-for-one basis for all of the outstanding shares of common stock of the Company, shares of preferred stock of HSB Group will be exchanged for all of the outstanding Series B Convertible Preferred Shares of the Company, and certain other transactions as described herein will be effectuated (the "Restructuring"); 3) an amendment to the 1995 Stock Option Plan to increase the number of shares available for the granting of awards under the plan; 4) the appointment of independent public accountants; and 5) the transaction of any other business which may properly come before the meeting.

         This document also serves as the Prospectus of the Holding Company with respect to the issuance of up to 20,041,707 shares of common stock of the Holding Company in connection with the Restructuring.

                     ---------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     ---------------------------------

The date of this Prospectus and Proxy Statement is February 27, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following Regional Offices of the Commission: Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a Worldwide Web site at http://www.sec.gov that contains reports, proxy statements and other information that the Company files with the Commission electronically. Copies of such materials also may be inspected at the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

         HSB Group will become subject to the information reporting requirements of the Exchange Act after the Restructuring and thus has not made any filings under the act as yet. If the Restructuring is consummated, the shares of common stock of HSB Group will be listed on the New York Stock Exchange under the trading symbol HSB.

         HSB Group has filed with the Commission a registration Statement on Form S-4 (together with any annexes, exhibits and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") covering up to 20,041,707 shares of HSB Group common stock.

         HSB Group has filed requests for exemptions from regulatory approval of the Restructuring on behalf of the Company and its subsidiaries with the Insurance Commissioners of the State of Connecticut and the State of Texas, the Michigan Insurance Bureau and the Secretary of State of the Department of Trade and Industry in the United Kingdom.

No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus and Proxy Statement, and if given or made, such information or representation not contained herein must not be relied upon as having been authorized. This Prospectus and Proxy Statement does not constitute an offer to sell, or the solicitation of an offer to purchase, any of the securities offered by this Prospectus and Proxy Statement, or the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this Prospectus and Proxy Statement nor the issuance or sale of any securities hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date hereof or incorporated by reference herein since the date hereof.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the SEC (File No. 0-13300) are incorporated in this Prospectus and Proxy Statement by reference and made a part hereof:
(i) The Annual Report on Form 10-K for the year ended December 31, 1995;
(ii) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996; and September 30, 1996; and (iii) The Current Reports on Form 8-K dated January 30, 1996, May 1, 1996 and July 22, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and Proxy Statement and prior to the termination of the offer made by this Prospectus and Proxy Statement, shall be deemed to be incorporated in this Prospectus and Proxy Statement by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus and Proxy Statement shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus and Proxy Statement.

As described above, this Prospectus and Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon request delivered to: R. Kevin Price, Corporate Secretary, The Hartford Steam Boiler Inspection and Insurance Company, One State Street, P.O. Box 5024, Hartford, Connecticut, 06102-5024. In order to ensure timely delivery, any request should be made by April 17, 1997.

                                TABLE OF CONTENTS

Summary of Restructuring Proposal
     Description of the Restructuring
     Purposes of Restructuring
     Regulation after the Restructuring
     Management of HSB Group
     Exchange Listing and Exchange of Stock Certificates
     Tax Consequences of Restructuring
     Stockholder Vote Required for Approval
     Dissenters' Appraisal Rights
     Regulatory Approvals
     Conditions to the Restructuring

General

Proposal 1--Election of Directors
     Nominees for Election to the Board of Directors
     Members of the Board of Directors Continuing in Office
     Meetings and Remuneration of the Directors

Security Ownership of Certain Beneficial Owners and
  Management

Human Resources Committee Report on Executive Compensation

Summary Compensation Table

Stock Option and Long-Term Incentive Plan Tables

Retirement Plans

Employment Arrangements

Compensation Committee Interlocks and Insider Participation

Transactions with Management

Performance Graphs

Proposal 2--Proposal to Approve Restructuring
     Recommendation of Directors
     Purposes of Restructuring
     Description of the Restructuring
     Required Regulatory Approvals and other Regulatory
       Matters
     Insurance Ratings
     Management after the Restructuring
     Conditions to the Restructuring
     Dividend Policy
     HSB Group Capital Stock and Rights  Plan
     Comparative Rights of Stockholders
     Effective Time of Restructuring
     Amendment, Waiver or Termination
     Certain Federal Income Tax Consequences
     Stock Plans and Other Employee Benefit Plans
     Automatic Dividend Reinvestment Plan (DRP) and Payroll
       Investment Plan (PIP)
     Trading of HSB Group Common Stock
     Transfer and Dividend Disbursement Agent
     Dissenters' Appraisal Rights
     Financial Statements
     Dividends and Market Price Ranges
     Legal Opinions
     Experts
     Stockholder Vote Required for Approval

Proposal 3--Proposal to Amend the 1995 Stock Option Plan
     Material Features of the Plan
          General
          Option Grants
          Restricted Stock Awards
          Federal Income Tax Consequences
     Stockholder Vote Required for Approval

Proposal 4--Appointment of Independent Public Accountants

Deadline for Stockholder Proposals

Other Business to Come Before the Meeting

Additional Information Available

                        SUMMARY OF RESTRUCTURING PROPOSAL

The following is a summary of certain information regarding the proposed Restructuring contained or incorporated by reference in this Prospectus and Proxy Statement and is qualified in its entirety by the more detailed information contained or incorporated by reference herein. For more detailed information concerning the Restructuring see "Proposal 2 - Proposal to Approve Restructuring" on page x. Information concerning other matters to be acted upon at the Annual Meeting is contained elsewhere herein.

The  Board  of  Directors  unanimously   recommends  that  you  vote  "FOR"  the
Restructuring.

Description of the Restructuring

         HSB Group was incorporated to become the holding company of, and the direct owner of, the Company and certain of the Company's subsidiaries. Certain other subsidiaries of the Company will continue to be directly held by the Company. The organizational charts on page x show the structure of the Company before and after the proposed Restructuring. The Restructuring will be effectuated by a share exchange whereby each share of common stock, no par value, of the Company ("Company Common Stock"), outstanding immediately prior to the effective time of the exchange will be exchanged for one share of common stock, no par value, of HSB Group ("HSB Group Common Stock"), and each share of Series B Convertible Preferred Stock of the Company ("Company Preferred Stock") will be exchanged for one share of Series B Convertible Preferred Stock of HSB Group, having the same rights and preferences ("HSB Group Preferred Stock"). As a result, following the exchange, all outstanding shares of Company Common Stock and Company Preferred Stock will be held by the Holding Company, and all outstanding shares of the Holding Company will be owned by the holders of the Company Common Stock and Company Preferred Stock, respectively, that were outstanding immediately prior to the effective time of the exchange.

Purposes of Restructuring

         The   Restructuring   will  provide  greater  operating  and  financial
flexibility in connection with certain investments, business operations and financing activities than is available under the current structure. Holding company structures are frequently used when an organization conducts regulated and unregulated lines of businesses and are commonly found in the insurance industry.

Regulation after the Restructuring

         After the Restructuring, the Company will continue to be subject to regulation by the Insurance Commissioner of the State of Connecticut and other regulatory authorities in jurisdictions within which the Company continues to transact business. Such regulations include provisions that will impose restrictions on certain transactions among the Company, HSB Group and its affiliates.

Management of HSB Group

         The directors of HSB Group, upon consummation of the Restructuring, will be the same persons who presently serve as directors of the Company, including the nominees up for re-election at the Annual Meeting assuming such directors are re-elected by stockholders. The executive officers of HSB Group will consist of the current executive officers of the Company.

Exchange Listing and Exchange of Stock Certificates

         It is anticipated that the HSB Group Common Stock to be received by the Company's common stockholders in the Restructuring will be listed on the New York Stock Exchange under the trading symbol HSB effective as of the consummation of the Restructuring. This will enable stockholders of the Company to trade the HSB Group Common Stock which they receive in the Restructuring without interruption.

         It will not be necessary for stockholders to exchange their Company Common Stock certificates for HSB Group Common Stock certificates. Certificates representing Company Common Stock will automatically represent the corresponding shares of HSB Group Common Stock upon consummation of the Restructuring.

Tax Consequences of Restructuring

         It is a condition to the consummation of the Restructuring that the Company receives an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, to the effect that, based upon certain representations, among other things, the holders of the Company Common Stock and Company Preferred Stock will recognize no gain or loss upon the exchange of their shares of Company Common Stock and Company Preferred Stock solely for shares of HSB Group Common Stock and Preferred Stock, respectively.

Stockholder Vote Required for Approval

         Approval of the proposed Restructuring will require the approval of two-thirds of all outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class.

Dissenters' Appraisal Rights

         Holders of Company Common Stock and Company Preferred Stock will have the right to have their shares appraised and be paid the fair value of their shares. Stockholders who wish to exercise their dissenters' rights must follow carefully the procedures described on page x herein under the caption "Dissenters' Appraisal Rights". Failure to do so could result in the loss of such rights.

Regulatory Approvals

         Applications to obtain exemptions relating to approval of the Restructuring are pending before the Insurance Commissioners of the State of Connecticut and the State of Texas, the Michigan Insurance Bureau and the Secretary of State of the Department of Trade and Industry in the United Kingdom. Receipt of such exemptions is a condition to the consummation of the Restructuring.

Conditions to the Restructuring

         The obligation of the Company and HSB Group to consummate the Restructuring is subject to various conditions, including, but not limited to:
(i) obtaining the required approval of the Company's stockholders;
(ii) the approval or exemption of the insurance regulatory authorities in Connecticut, Texas, Michigan and the United Kingdom; (iii) the effectiveness of the Registration Statement; (iv) authorization for listing HSB Group Common Stock on the New York Stock Exchange; (v) receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, that the Share Exchange constitutes a tax-free transaction under the Internal Revenue Code of 1986, as amended, to the stockholders of the Company upon their exchange of Company stock solely for HSB Group stock; (vi) receipt of an opinion as to the legality of the HSB Group Common Stock and HSB Group Preferred Stock issuable in connection with the Share Exchange; and (vii) the absence of any injunction prohibiting or restricting in any manner the Share Exchange or the operation of HSB Group, the Company or any of their subsidiaries after consummation of such Share Exchange.

                                     GENERAL

        The enclosed proxy is solicited by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company for use at the Annual Meeting of Stockholders to be held April 24, 1997, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024, (860) 722-1866.

        You are urged to read this Prospectus and Proxy Statement and to fill in, date, sign and return the enclosed form of proxy. The giving of a proxy does not affect your right to vote should you attend the meeting and the proxy may be revoked at any time before it is voted, except as outlined in the section captioned "Dissenters' Appraisal Rights" located on page x. Properly executed proxies not revoked will be voted as specified.

        Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $4,500 in addition to out-of-pocket expenditures.

        Only holders of Company Common Stock and Company Preferred Stock of record at the close of business on February 13, 1997 are entitled to notice of, and to vote at, the meeting. Each stockholder of record on said date is being mailed the Annual Report of the Company for the fiscal year ended December 31, 1996 with the Notice, Prospectus and Proxy Statement and Proxy card on or about February 27, 1997. On February 13, 1997, there were 20,041,707 outstanding shares of Company Common Stock, each entitled to one vote, and 2,000 shares of Company Preferred Stock, each entitled to 199 votes.

        Abstentions and broker non-votes are included in the total number of shares represented for matters to be voted upon at the meeting for quorum purposes. Abstentions and broker non-votes will not be counted as either FOR or AGAINST a nominee or matter and will have no effect upon the election of directors, the approval of the Stock Option Plan amendment or the ratification of auditors. However, abstentions and broker non-votes will have the effect of a vote AGAINST Proposal 2, the proposal to approve the Restructuring.

                                PROPOSAL 1

                         ELECTION OF DIRECTORS

        The Company's Charter provides for a Board of not less than nine nor more than fourteen directors, the exact number of directorships to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. The directors are divided into three classes consisting, as nearly as possible, of one third of the total number of directors constituting the entire Board. Each class is elected for a three-year term at successive annual meetings. The Board of Directors has fixed the number of directorships at eleven.

        Three directors are to be elected for terms of three years and until their successors are elected and qualified. Unless otherwise instructed, the shares represented by the enclosed proxy will be voted for William B. Ellis, E. James Ferland and Wilson Wilde. In the event any nominee is unable to serve as a director on the date of the Annual Meeting, the proxies may be voted for a substitute nominee recommended by the Board of Directors. A plurality of the votes cast by the shares entitled to vote is required for the election of each director.

        The nominees for election to the Board of Directors were elected to their present term at the 1994 Annual Meeting.

        Stated below are the names and ages of the nominees and directors continuing in office, the principal occupation of each during at least the last five years, the date on which each individual was first elected as a director of the Company, and other directorships and business and civic affiliations of such persons. The information set forth on the following pages with respect to each nominee's and director's principal occupation, other directorships and affiliations and beneficial ownership of Company Common Stock has been furnished by the nominee or director. No information is being provided for Mr. John A. Powers, who will retire from the Board of Directors effective with the 1997 Annual Meeting.

        NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
            For Three-Year Term Expiring in 2000

               William B. Ellis

               Mr. Ellis, 56, is Senior Fellow at the Yale University School of Forestry and Environmental Studies, a position he has held since
   ----- September 1995. In August 1995, he retired from his position as Chairman of the Board of Northeast Utilities and its principal subsidiaries, as well as from Connecticut Yankee Atomic Power
   PHOTO Company, after serving as Chief Executive Officer of those companies from 1983 to 1993. Mr. Ellis is a director of Advest Group, Inc., Catalytica Combustion Systems, Inc., Massachusetts
   ----- Mutual Life Insurance Company, Connecticut Capitol Region Growth Council, Inc. and The Greater Hartford Chamber of Commerce. He is also a member of the Board of The National Museum of Natural History of the Smithsonian Institution and a member of the Conservation Science Advisory Board of The Nature Conservancy.

               Mr.  Ellis has served as a director  of the  Company  since April
               1991.

               E. James Ferland

               Mr. Ferland, 54, is Chairman,  President and Chief Executive
  -----        Officer  of Public  Service  Enterprise  Group  Incorporated  and
               Chairman and Chief Executive Officer of its principal subsidiary,
  PHOTO        Public Service  Electric and Gas Company,  a position he has held
               since  1986.   Mr.  Ferland  is  a  director  of  Foster  Wheeler
  -----        Corporation and the Nuclear Energy Institute.

               Mr. Ferland has served as a director of the Company since November 1986.

               Wilson Wilde

               Mr.  Wilde,  69,  retired in April of 1994 from his  position  as
  -----        Chairman and Chief Executive Officer of the Company, which he had held since  September of 1993.  He joined the Company in 1953 and
  PHOTO        was  elected  President  in  1971.  He  is  a  director  of  PXRE
               Corporation and Front Royal, Inc. and is Chairman of the Board of
  -----        Trustees of The Loomis Chaffee School.

               Mr.  Wilde has served as a director  of the  Company  since March
               1967.



             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              Term Expiring in 1998

               Richard H. Booth

               Mr. Booth, 49, is Executive Vice President of Phoenix Home Life Mutual Insurance Company, a position he has held since October of 1994. Prior to joining Phoenix, Mr. Booth served as President, Chief Operating Officer and a director of The Travelers
  ----- Corporation from 1991 to 1994. Mr. Booth is a director of Phoenix Duff & Phelps and Aberdeen Trust PLC. He is a member of the Board
  PHOTO of Trustees and Treasurer of the Wadsworth Atheneum. He is also a member of the Board of Trustees of the Old State House, the Board
  ----- of Regents of the University of Hartford, a member of the Babson College Corporation, a member of the Corporate Associates Advisory Board of The Nature Conservancy, Connecticut Chapter, and a board member of the World Affairs Council.

               Mr. Booth has served as a director of the Company since July
               1996.


               Colin G. Campbell

               Mr. Campbell, 61, is President of Rockefeller Brothers Fund, a position he has held since 1988. Mr. Campbell is a director of
   ----- Pitney Bowes, SYSCO Corporation, Rockefeller Financial Services and HSB Engineering Insurance Limited, a subsidiary of the
   PHOTO Company. He is Chairman of the University of Cape Town Fund and Winrock International Institute for Agricultural Development. He
   ----- is a trustee of the Colonial Williamsburg Foundation, Institute for the Future and Charles E. Culpeper Foundation, and a director of Public Broadcasting Services.

               Mr. Campbell has served as a director of the Company since September 1983.

               John M. Washburn, Jr.

               Mr.  Washburn,  69, is Chairman of the Board of  Directors of The
               Merrow  Machine  Company,  a  manufacturer  of industrial  sewing
   -----       machines.  He joined  Merrow in 1953,  and served in a variety of positions  before  being named  President  in 1978, a position he
   PHOTO       held  until his  retirement  in April  1995.  Mr.  Washburn  is a director  of Walton  Company and a trustee of the YMCA of Greater
   -----       Hartford.

               Mr. Washburn has served as a director of the Company since March 1973.


                              Term Expiring In 1999

               Joel B. Alvord

               Mr. Alvord, 58, is currently Chairman of the Executive Committee and a Director of Fleet Financial Group, having served as its Chairman from November 1995 until December 1996. He became
 ----- Chairman and Chief Executive Officer of Shawmut National Corporation in 1988 and was elected to Chairman of Fleet
 PHOTO Financial Group in November 1995 following the merger of Shawmut National Corporation with Fleet Financial Group. Mr. Alvord is a
 ----- director of CUNO Incorporated and the Harvard Eating Disorders Center, a trustee of The Wang Center for the Performing Arts, Boston, and an Overseer of the Museum of Fine Arts, Boston and The Boston Symphony Orchestra.

               Mr. Alvord has served as a director of the Company since December 1971.


               Richard G. Dooley

               Mr. Dooley, 67, is a consultant to Massachusetts Mutual Life Insurance Company. Mr. Dooley joined Massachusetts Mutual in 1955
 ----- and served in a variety of positions before being named Executive Vice President and Chief Investment Officer in 1978, a position
 PHOTO he held until his retirement in 1993. Mr. Dooley is a director of Advest Group, Inc., Jefferies Group, Inc., Kimco Realty Corp.,
 ----- Investment Technology Group, Inc. and certain Massachusetts Mutual-sponsored investment companies. He is a trustee of Saint Anselm College.

               Mr.  Dooley  has served as a director  of the  Company  since May
               1984.

               Gordon W. Kreh

               Mr. Kreh, 49, is President, Chief Executive Officer and a director of the Company. He joined The Boiler Inspection and Insurance Company of Canada, a subsidiary of the Company, in 1971, before moving to the Company's home office in 1975. He became an officer of the Company in 1980 and was elected Vice
  ----- President in 1984. In 1988, he was named Senior Vice President of Engineering Insurance Group, an affiliate of the Company, and
  PHOTO became its President in 1989. He was elected Senior Vice President of the Company in 1992, President in 1993 and assumed
  ----- his present position in April of 1994. Mr. Kreh is chair of the executive committee of Industrial Risk Insurers, a board member of the American Insurance Association, and a director of The Boiler Inspection and Insurance Company of Canada and HSB Engineering Insurance Limited, subsidiaries of the Company. He is also president of the board of directors of the Greater Hartford Arts Council and a trustee of the Wadsworth Atheneum.

               Mr. Kreh has served as a director of the Company since September 1993.


               Lois D. Rice

               Mrs. Rice, 63, is a Guest Scholar, Program in Economic Studies, at the Brookings Institution, a position she has held since
  ----- October 1991. From 1981 until 1991, she served as Senior Vice President, Government Affairs and a director of Control Data
  PHOTO Corporation. Mrs. Rice is a director of McGraw-Hill Companies, International Multifoods, Fleet Financial Group and UNUM Corp.
  ----- She is a trustee of The Urban Institute, the Center for Naval Analysis and the Public Agenda Foundation. Mrs. Rice also serves as a member of the President's Foreign Intelligence Advisory Board.

               Mrs.  Rice has served as a director  of the  Company  since April
               1990.


Meetings and Remuneration of the Directors

        During 1996, the Board of Directors held ten meetings and twenty-two committee meetings. Each director attended at least 75% of the meetings of the Board and committees on which he or she served combined.

        The annual retainer in effect during 1996 for each director who was neither a present or retired employee of the Company nor of a subsidiary was $25,000. In 1996, under the 1989 Restricted Stock Plan for Non-Employee Directors, one-half of the annual retainer was paid in restricted stock of the Company and one-half was paid in cash.

        Each non-employee director is paid a fee of $1,200 for attendance at a Board or a committee meeting and an additional $350 for each committee meeting chaired. Directors who are present or retired employees of the Company or a subsidiary do not receive such compensation for service on the Board or committees thereof and are not eligible to participate in the plans described herein for non-employee directors. Non-employee directors are not eligible to participate in any of the plans discussed in the Human Resources Committee Report on Executive Compensation. Directors may be reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

        In 1996, the Governance Committee of the Board of Directors reviewed compensation policies currently in place for non-employee members of the Board of Directors and adopted a formal policy for the compensation of directors in order to further link director compensation with the long-term interests of stockholders. According to the policy, director compensation should: a) enable the Company to attract and retain the talent needed to fulfill the responsibilities of the Board of Directors in a superior and independent fashion; b) align the interests of the directors with the long-term interests of stockholders through stock ownership; c) compensate directors for their time, efforts and capacity to assist the Company in the achievement of its long-term goals; and d) be validated in its efficacy through review by an independent compensation consultant.

        In connection with the adoption of the director compensation policy, several changes were made to the director compensation program in 1996. The 1989 Restricted Stock Plan for Non-Employee Directors was terminated effective September 23, 1996. The annual retainer was reduced effective January 1, 1997, from $25,000 to $15,000 and the Directors Stock and Deferred Compensation Plan (the "Directors Plan"), described below, was adopted effective September 23, 1996. The Retirement Plan for non-employee directors was terminated for current and future directors effective September 23, 1996. Former directors who had retired from the Board prior to September 23, 1996 will continue to receive benefits under the Retirement Plan. Under the terms of the Retirement Plan as formerly in effect, a director who retired after ten years of service on the Board was entitled to receive an annual lifetime retirement benefit equal to the annual retainer paid to such director immediately prior to retirement. All current directors waived any right to receive retirement benefits under the Retirement Plan, and the value of such benefits was converted into stock equivalent units under the Directors Plan. In addition, shares of restricted stock previously awarded to directors under the 1989 Restricted Stock Plan for Non-employee Directors as to which an election for current taxation had not been made were canceled, and an equal number of stock equivalent units was awarded. In the case of restricted shares as to which an election for current taxation had been made, the restrictions on such shares were canceled.

        Under the Directors Plan, each non-employee director receives an annual award of 550 stock equivalent units, and may elect to defer all or a portion of his or her cash compensation (annual retainer and meeting fees) for payment to a future date specified by the director. A participating director may elect to have his or her deferred account either credited annually with interest (accrued at the rate of the average of the yields at issuance of five-year U.S. Treasury Notes issued during the prior twelve-month period plus 1%) on the average daily balance held in such accounts for the preceding plan year, or translated into stock equivalent units. The number of stock equivalent units is equal to the amount of cash compensation divided by the fair market value of Company Common Stock on the date such compensation would otherwise have been paid.

        Account balances held under the Directors Plan are paid out in cash or an equivalent number of shares of Company Common Stock, at the election of the director. Amounts may be paid out either in a lump sum or in installments, at the directors' election. Dividend equivalents, in an amount equal to the amount of dividends that would have been payable had each stock equivalent unit constituted a share of Company Common Stock, are payable in cash at the end of each plan year on all stock equivalent units credited under the plan.

        In 1992 the Board of Directors established a Charitable Endowment Program for members of the Board of Directors who have at least one year of service as a director. A portion of the program is currently funded by life insurance. The Company intends to make tax deductible charitable contributions of $1 million to charities recommended by each director, paid out over a period of ten years following the death of the director. Directors derive no financial benefit from the program since any insurance proceeds and charitable deductions accrue solely to the Company.

        The Company's Board of Directors annually appoints certain directors to serve on standing committees of the Board of Directors, which currently include the Audit, Human Resources, Governance, Finance and Executive Committees.

        The Audit Committee's primary responsibility is to review and report to the Board on the Company's accounting policies, the adequacy of its financial and internal auditing controls, and the reliability of financial information reported to the public. The Committee has the authority to approve the scope of the annual audit and to authorize the release of annual financial statements. The Audit Committee held four meetings during 1996. Mr. Ferland (Chairman), Mr. Booth, Mr. Powers and Mr. Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Audit Committee.

        The Human Resources Committee reviews remuneration for the Company's executives as described in the Human Resources Committee Report on Executive Compensation located on page x. The Committee reviews the Company's benefit plans and policies and practices with respect to employee relations. The Committee acts as Plan Administrator for the 1985 Stock Option Plan, the 1995 Stock Option Plan, the Directors' Retirement Plan, the Directors Stock and Deferred Compensation Plan, and the Long-Term and Short-Term Incentive Plans. The Human Resources Committee held six meetings during 1996. Mr. Ellis (Chairman), Mr. Campbell, Mr. Powers and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Human Resources Committee.

        The Governance Committee reviews the organization and performance of the Board of Directors and reviews and recommends Director compensation. The Committee also reviews the Company's policies and practices with respect to community relations and recruits and nominates candidates for Board membership in conjunction with the Chief Executive Officer. In accordance with the Company's Bylaws, any nomination by a stockholder must have been made by proper written notice given to the Corporate Secretary not later than February 15, 1997 in order to be considered for the 1997 Annual Meeting. The Governance Committee held seven meetings during 1996. Mr. Campbell (Chairman), Mr. Alvord, Mr. Dooley, Mr. Ellis and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Governance Committee.

        Other committees of the Board of Directors are the Finance Committee and the Executive Committee. The Finance Committee reviews the investment plan of the Company, investor relation activities, and other matters involving the Company's financial resources. Mr. Dooley (Chairman), Mr. Alvord, Mr. Booth, Mr. Ferland and Mr. Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Finance Committee, which held five meetings in 1996. The Executive Committee acts on behalf of the Board of Directors in the interim between meetings of the Board when prompt, formal action is necessary. Mr. Wilde (Chairman), Mr. Alvord, Mr. Campbell, Mr. Dooley, Mr. Ellis and Mr. Ferland presently serve on the Executive Committee, which did not meet in 1996.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The Company is unaware of any stockholder who on February 1, 1997 was the beneficial owner of 5 percent or more of Company Common Stock outstanding.

        The number of shares of Company Common Stock beneficially owned as of February 1, 1997 by each nominee and director, by each executive officer named in the Summary Compensation Table, which in each case represents less than 1% of the Company Common Stock outstanding as of such date, and by all current directors and executive officers as a group, is shown in the table below. The table also sets forth the number of stock equivalent units credited to non-employee directors participating in the Directors Stock and Deferred Compensation Plan, which is explained in detail on page x. Individuals are fully at risk as to the value of stock equivalent units held in their deferred accounts, which will be converted to an equal number of shares of Company Common Stock, or its equivalent cash value, at the election of the director, upon his or her termination of board service.

        Unless otherwise indicated, each officer, nominee and director has sole voting and investment power (or shares such powers with a family member) with respect to Company Common Stock shown as held directly. All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.



                                                         Stock Equivalent      Total Number of Shares
Beneficial Owner     Directly Held     Indirectly Held        Units          and Stock Equivalent Units
----------------     -------------     ---------------        -----          --------------------------

Joel B. Alvord           618                                3,008                3,626
Saul L. Basch         41,770(1)                                                 41,770
Richard H. Booth       1,000                                                     1,000
Colin G. Campbell      2,386              1,200(2)          2,404                5,990
Richard G. Dooley      6,791                                6,030               12,821
Michael L. Downs      99,420(3)                                                 99,420
William B. Ellis         600                                3,029                3,629
E. James Ferland       1,000              2,000(4)          3,206                6,206
John J. Kelley       112,877(5)                                                112,877
William A. Kerr       40,739(6)                                                 40,739
Gordon W. Kreh       256,703(7)             700(8)                             257,403
John A. Powers         2,045                                6,350                8,395
Lois D. Rice             752                200(9)          3,597                4,549
John M. Washburn, Jr. 10,503              2,000(10)         6,235               18,738
Wilson Wilde             891                655(11)                              1,546


All Current Directors and Executive Officers as a Group (19 in number): 774,019 (12)

 (1) Includes 40,000 shares subject to options to purchase shares of Company Common Stock which are exercisable on or before April 1, 1997.
 (2) 400 shares held in trusts for benefit of children and 800 shares held as trustee of trusts for benefit of nieces and nephews, over which Mr. Campbell exercises shared voting and investment power.
 (3) Includes 85,000 shares subject to options to purchase shares of Company Common Stock which are exercisable on or before April 1, 1997.
 (4)    Shares held by spouse.
 (5) Includes 104,200 shares subject to options to purchase shares of Company Common Stock which are exercisable on or before April 1, 1997.
 (6) Includes 40,000 shares subject to options to purchase shares of Company Common Stock which are exercisable on or before April 1, 1997.
 (7) Includes 242,500 shares subject to options to purchase shares of Company Common Stock which are exercisable on or before April 1, 1997.
 (8) 300 shares held by spouse, 200 shares held by daughter and 200 shares held by son.
 (9)    As trustee.
(10)    Shares held by spouse.
(11) 160 shares held by spouse. 495 shares held in a charitable foundation, over which Mr. and Mrs. Wilde exercise shared voting and investment power.
(12) Includes 657,200 shares subject to options to purchase shares of Company Common Stock which are exercisable on or before April 1, 1997. Assuming the exercise of all such options, the percentage of Company Common Stock owned by directors and executive officers as a group would be 3.74% of the Company Common Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

        Ownership of and transactions in Company stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on a review of the copies of reports that were furnished to the Company and written representations that no other reports were required, all required reports were made in a timely manner with respect to the fiscal year ended December 31, 1996.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Executive compensation programs for the senior officers of the Company (the "executives") are administered by the Human Resources Committee of the Board of Directors (the "Committee"). A nationally recognized compensation consultant also reviews and analyzes the Company's executive compensation policies and practices in order to advise the Committee as more fully described below. The Committee believes that the structure of the Company's compensation programs provides a direct link between Company performance and executive compensation.

        Under the direction of the Committee, executive compensation programs are structured to provide performance-based incentives to achieve the Company's short and long-term goals, and to enable the Company to attract and retain key individuals. In 1996, the Company used a group of comparison companies (the "Comparison Group") to determine competitive executive pay levels and practices. The Comparison Group was composed of 18 leading property/casualty insurance and engineering companies (including five of the six insurance companies in the S&P 500 Property/Casualty Insurance Index used in the Performance Graphs located on page x). Practices analyzed included pay level and components, stock ownership levels and short and long-term incentives. Base salary and variable compensation paid under the Company's incentive plans (Short-Term and Long-Term Incentive Plans and the 1995 Stock Option Plan) in 1996 to executives as a group, and for Mr. Kreh individually, were below the median range of that paid to executives by the companies in the Comparison Group according to information compiled by the Company's compensation consultant.

        Base salary adjustments are made for executives upon an analysis of individual performance, changes in responsibilities, and comparative data for base salaries paid to executives with similar responsibilities in the Comparison Group. Annual salary adjustments for executives are recommended by the Chief Executive Officer and approved by the Human Resources Committee. The Committee determines adjustments for the Chief Executive Officer. For 1996, executives' base salary adjustments were made as a result of increases in responsibilities and for competitive reasons based upon comparisons with the Comparison Group. Mr. Kreh received an 8% base salary increase based on the Committee's assessment of the competitive factors described above.

        The Company's Short-Term Incentive Plan provides for the annual award of bonuses to key employees (presently limited to the officer group of the Company, including executive officers) at the end of the fiscal year provided certain performance measures are achieved. Under a schedule defined by the plan that establishes threshold, target and maximum levels, the Committee establishes a pool of incentive award dollars based on the actual percentage of Annual Budgeted Net Income Per Share (cited in the Business Plan of the Company) achieved for the year and the performance of the Company as compared to the performance of the insurance industry and/or other appropriate industries with reference to such performance measures as the Committee deems appropriate. In evaluating Company performance, the Committee considers such factors as (listed in order of importance, from highest to lowest): growth in operating income; combined ratio; return on equity; and engineering services' margin. For 1996, the Committee evaluated Company results achieved for these measures, as compared, where appropriate, to published results achieved or anticipated for the property/casualty insurance industry as a whole. In 1996, the Actual Percentage of Budgeted Net Income Per Share achieved the threshold level set under the schedule defined under the plan for establishment of the bonus pool; the Company outperformed the property/casualty insurance industry for both return on equity and combined ratio and the engineering services' operating margin was superior.

        Once the pool is established, individual awards are then determined by the Chief Executive Officer, based on the participant's performance during the plan year. The awards may range from 0 to 100% of the participant's base salary. The Committee determines the award for the Chief Executive Officer and has final authority over all awards made under the plan. Mr. Kreh was awarded $x based on the Committee's evaluation of the Company's 1996 performance as described above.

        Long-term incentives are provided to executives through awards made under the Company's Long-Term Incentive Plan. Under the plan, the Committee establishes specific Performance Goals for each participant (or all participants as a group) at the beginning of each Performance Period based on one or more of the following Performance Measures: combined ratio; expense ratio; net income per share; return on equity; total stockholder return; return on assets; revenues; operating margin; increase in book value; and market share. For each Performance Goal, an award schedule of Performance Contingent Units is established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company Common Stock on the first trading date of the Performance Period. If the minimum level of achievement is not reached for the Performance Measures, the payout will be zero.

        The actual Performance Contingent Award to be paid to a participant at the conclusion of the Performance Period is based on the level of attainment of the Performance Goals established for such period. The maximum award of Performance Contingent Units for any participant for a Performance Period cannot exceed 60% of the participant's base salary divided by the fair market value of Company Common Stock on the first trading day of the Performance Period. Awards are prorated for actual length of service as an eligible executive during the Performance Period. Any payments are made in cash or in shares of Company Common Stock (which may be restricted shares), as determined by the Committee. At the discretion of the Committee, dividend equivalents may be paid in conjunction with award payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company Common Stock. For the three-year Performance Period which runs January 1, 1996 through December 31, 1998, the Performance Measures are net income per share, expense ratio and return on equity.

        The Committee determined that payouts to be made under the plan for the Performance Period ending in 1996 would be made in shares of restricted stock in order to further link executives' interests with long-term Company performance. These shares cannot be sold or transferred and will be forfeited if the executive leaves the Company within a period of five years for reasons other than death, disability, retirement, involuntary termination other than for cause, or resignation with the consent of the Human Resources Committee of the Board of Directors of the Company. For the Performance Period ending in 1996, the net income per share threshold was not achieved, the expense ratio target was exceeded, and the return on equity threshold was achieved. The Committee awarded 2,666 shares of restricted stock to Mr. Kreh under the Long-Term Incentive Plan for the Performance Period ending in 1996 based on these results.

        During 1996, executive officers were eligible for awards under the Company's 1995 Stock Option Plan. Plan awards provide executives with long-term incentives and reinforce the link between executives' long-term interests and those of stockholders. Stock options are awarded based upon the market price of Company Common Stock on the date of the grant and provide a vehicle to reward executives only if the price of Company Common Stock increases above the grant price.

        Awards to be made to specific participants are determined by the Committee in its discretion. The Company's outside compensation consultant reviews each executive's award in comparison to awards made to individuals employed by companies in the Comparison Group and makes recommendations as to whether the awards made to Company executives should be adjusted. Several factors were considered in determining the size of stock option grants to executive officers in 1996, including competitive practices at companies in the Comparison Group, the Committee's perception of the recipient's ability to affect the results of the Company over time and individual levels of responsibility. Mr. Kreh was awarded 75,000 stock options in 1996 based on the Committee's review of the criteria outlined above.

        Under Internal Revenue Service rules, publicly held corporations may not deduct certain types of compensation paid to the Chief Executive Officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. Certain types of compensation are excluded from this limitation, including performance-based compensation paid under plans that are approved by stockholders and administered by outside directors.

        Based on the current provisions of this law, any compensation derived from the exercise of stock options granted under the 1985 and 1995 Stock Option Plans or awards made under the Long-Term Incentive Plan will be exempt from the limit on the corporate tax deduction. Any amounts payable under the Short-Term Incentive Plan to the named executives would count toward the limitation as would base salary and the value of any vesting restricted stock under the Stock Option Plan, but these amounts are not expected to reach the $1 million limit for any of the named executives. Under the current provisions of the law, compensation paid to executives during 1996 was fully deductible and the Company believes that all compensation paid to executives during 1997 will also be fully deductible.


Respectfully submitted by the Human Resources Committee of the Board of Directors of the Company

William B. Ellis (Chairman)
Colin G. Campbell
John A. Powers
Lois D. Rice

                      SUMMARY COMPENSATION TABLE

        The following table sets forth cash compensation for the five most highly compensated executive officers of the Company serving as executive officers on December 31, 1996 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.



                                            Annual Compensation              Long-Term Compensation
                                                                            Awards           Payouts
                                                                                  Securities
                                                                    Restricted    Underlying               All Other
                                                                    Stock         Options       LTIP       Compen-
Name and Principal Position       Year      Salary        Bonus     Award(s)(1)   (Number       Payouts(2) sation(3)
                                                                                  of shares)


Gordon W. Kreh, President         1996      $527,692             x  $121,636       75,000              0   $ 4,750
 and Chief Executive Officer      1995      $484,615      $300,000         0       47,500       $ 50,625   $ 6,532
                                  1994      $419,231      $157,500         0       50,000       $ 94,380   $ 7,210

John J. Kelley                    1996      $302,692     $ 60,000   $ 49,549       30,000              0   $ 2,250
 Senior Vice President            1995      $267,308     $125,000          0       30,000       $ 18,563   $ 5,922
                                  1994      $229,077     $ 75,000          0       25,000       $ 38,125   $ 6,737

Michael L. Downs                  1996      $301,154     $ 30,000   $ 47,313       30,000              0   $ 4,500
 Senior Vice President            1995      $248,462     $125,000          0       30,000       $ 11,645   $ 6,532
                                  1994      $180,442     $ 60,000          0       25,000       $  9,319   $ 7,160

Saul L. Basch, Senior             1996      $310,385     $ 60,000   $ 22,539       20,000              0   $ 4,500
 Vice President, Treasurer        1995      $75,000      $ 30,000          0       20,000       $  1,689         0
 and Chief Financial Officer(4)

William A. Kerr                   1996      $267,308     $ 50,000   $ 20,029       20,000              0   $ 4,750
 Senior Vice President(4)         1995      $72,115      $ 30,000          0       20,000       $  1,875         0




(1) For 1996, represents Long-Term Incentive Plan awards for 1994-1996 Performance Period, which were paid out in shares of Restricted Stock with a five-year vesting period as explained in more detail in the Human Resources Committee Report on Executive Compensation located on page x. The value of restricted stock shown in this column is calculated by multiplying the closing price of Company Common Stock on the date the restricted shares were granted by the number of shares awarded. Recipients are entitled to receive dividends on restricted stock to the extent paid on Company Common Stock generally. None of the named executives held any shares of restricted stock as of 12/31/96.

(2) The LTIP payouts column shows cash payouts made under the Company's Long-Term Incentive Plan for the performance periods that ended in 1995 and 1994. Payouts for the performance period that ended in 1996 were made in shares of restricted stock, as reflected in the Restricted Stock Awards column.

(3) For 1996, reflects Company contributions under the Company's Thrift Incentive Plan.

(4) Compensation for Mr. Basch and Mr. Kerr is reported beginning in 1995, when they became executive officers of the Company, and their 1995 cash compensation reflects the fact that they were not employed by the Company for a full year in 1995.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN TABLES

The  following  tables  show  information  with  respect  to stock  options  and
potential  awards  under  the  Company's   Long-Term   Incentive  Plan  for  the
individuals named in the Summary Compensation Table.

               Option Grants in Last Fiscal Year (ended 12/31/96)

                                                                                        Potential Realizable
                                          Individual Grants                           Value at Assumed Annual
                                                                                       Rates of Stock Price
                                  Percent of                                              Appreciation for
                   Number of      Total                                                    Option Term(2)
                   Securities     Options
                   Underlying     Granted to      Exercise
                   Options        Employees       or Base        Expira-
Name               Granted        in Fiscal       Price          tion
                     (1)          Year            ($/Share)      Date               5%             10%
--------------------------------------------------------------------------------------------------------------


Gordon W. Kreh       75,000       19%           $50.00         3/24/2006      $ 2,357,250    $5,976,000

John J. Kelley       30,000       7.6%          $50.00         3/24/2006      $   942,900    $2,390,400

Michael L. Downs     30,000       7.6%          $50.00         3/24/2006      $   942,900    $2,390,400

Saul L. Basch        20,000       5.1%          $50.00         3/24/2006      $   628,600    $1,593,600

William A. Kerr      20,000       5.1%          $50.06         1/1/2006       $   630,800    $1,596,800
                     20,000       5.1%          $50.00         3/24/2006      $   628,600    $1,593,600


(1) Options granted are nonstatutory stock options. The exercise price of the option is equal to the fair market value of the stock on the date of the grant. Payment for the shares as to which an option is exercised may be made in cash or in shares of Company Common Stock or a combination of cash and stock. These options may not be exercised any earlier than one year or any later than ten years from the date of the grant. Participants will be permitted to satisfy any federal, state or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company Common Stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company Common Stock appreciates 5% or 10% each year over the original option price, compounded annually, for the life of the options. These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.

  Aggregated Option Exercises in Last Fiscal Year (ended 12/31/96) and FY-End
                                 Option Values

                                                              Number of
                                                              Securities                Value of
                                                              Underlying                Unexercised In-
                                                              Unexercised               the-money
                         Shares                               Options at                Options at
                         Acquired on          Value           Fiscal Year-end           Fiscal Year-end
Name                     Exercise             Realized              (#)                      ($)
                            (#)                 ($)           Exercisable/              Exercisable/
                                                              Unexercisable             Unexercisable
-------------------------------------------------------------------------------------------------------

Gordon W. Kreh              0                  $0            167,500/75,000             $208,525/0
John J. Kelley              0                  $0            74,200/0                   $130,450/0
Michael L. Downs            0                  $0            55,000/30,000              $130,450/0
Saul L. Basch               0                  $0            20,000/20,000                 0/0
William A. Kerr             0                  $0            0/40,000                      0/0





     Long-Term Incentive Plan -- Awards in Last Fiscal Year (ended 12/31/96)





                                                          Estimated Future Payouts under Non-stock
                           Number of      Performance                    Price-based Plans(2)
                           Shares,        or Other
                           Units or       Period until
                           Other          Maturation or
Name                       Rights (1)    Payout           Threshold      Target         Maximum
--------------------------------------------------------------------------------------------------


Gordon W. Kreh              *             1996-1998       2,847          3,746          5,993
John J. Kelley              *             1996-1998       1,044          1,373          3,296
Michael L. Downs            *             1996-1998       1,025          1,348          3,236
Saul L. Basch               *             1996-1998       1,139          1,498          3,596
William A. Kerr             *             1996-1998         949          1,249          2,996


(1) The actual number of performance units awarded at the end of each period, if any, is not yet determinable because the number of units earned will be based on Company performance during the Performance Period as described below.

(2) Represents the potential number of Performance Contingent Units that may be awarded to participants for the 1996-1998 Performance Period for the indicated levels of performance under the terms of the Long-Term Incentive Plan, a detailed description of which is contained in the Human Resources Committee Report on Executive Compensation on page x. If the threshold, target or maximum goals are reached, payouts under the plan will be made in shares of Company Common Stock (which may be restricted shares) at the end of the Performance Period, or their corresponding cash value at that time. Awards are prorated for length of service during the Performance Period, and for varying degrees of performance between the threshold and maximum levels of performance. (For the Performance Period that ended on December 31, 1996, payouts were made in shares of restricted stock as indicated in the Summary Compensation Table located on page x).

Retirement Plans

The following table shows the estimated annual amounts payable on a life annuity basis to a participant retiring on 12/31/96 at age 65 under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on compensation that is covered under the plans and years of service with the Company. All of the executives named in the Summary Compensation Table participate in these plans. (A small portion of Mr. Kreh's annual retirement benefit as calculated pursuant to the table shown below will be paid from The Boiler Inspection and Insurance Company of Canada's retirement plan due to Mr. Kreh's initial service and earnings with that affiliate.)

  Final                                   Years of Service
 Average
Earnings     15            20              25         30       35
--------     --            --              --         --       --


200,000   45,932           61,242         76,553     82,553      88,553

300,000   69,932           93,242        116,553    125,553     134,553

400,000   93,932          125,242        156,553    168,553     180,553

500,000  117,932          157,242        196,553    211,553     226,553

600,000  141,932          189,242        236,553    254,553     272,553

700,000  165,932          221,242        276,553    297,553     318,553

800,000  189,932          253,242        316,553    340,553     364,553

900,000  213,932          285,242        356,553    383,553     410,553

Benefits payable under the Company's Retirement Plan are based on the average of the participant's highest three consecutive years of earnings in the 5-year period before retirement, and on years of service. Earnings covered under the plan include compensation listed in the Summary Compensation Table under the "Salary", "Bonus", "Restricted Stock Awards" and "LTIP Payouts" columns. (Restricted stock awarded under the Company's stock option plans is included in the year the shares vest due to the expiration of the restricted period of time, based on the fair market value of the shares on the vesting date. Restricted stock awarded under the Company's stock option plans after January 1, 1994 is not included in the definition of earnings under the plan. Restricted stock awarded under the Company's Long-Term Incentive Plan is included as earnings under the plan in the year the shares are awarded, based on the fair market value of the shares on the award date.) Credited years of service as of December 31, 1996 for the individuals named in the Summary Compensation Table is as follows: Mr. Kreh, 26 years; Mr. Kelley, 25 years; Mr. Downs, 24 years; Mr. Basch, one year; and Mr. Kerr, one year.

        In addition, the executive officers named in the Summary Compensation Table are covered under a supplemental retirement/death benefit program. Under this program, if the executive officer should die prior to his retirement, his beneficiary will be entitled to one of the following two options that has been selected by the executive: 1) an annual death benefit equal to 50% of the executive's base salary for fifteen years; or 2) three times the executive's base salary at the time of his death. At retirement, the executive is entitled to an annual retirement supplement equal to 35% of his base salary for fifteen years. An executive's right to this benefit vests over a five-year period, beginning on the date he is appointed an executive officer.

Employment Arrangements

        The members of the Board of Directors believe that it is in the best interests of the stockholders for the Company to have employment agreements with each of the executive officers named in the Summary Compensation Table (and certain other key employees) to (i) encourage them to remain in the Company's employ during the uncertain times which attend a threatened or actual change in control of the Company; and (ii) provide specified benefits in the event of certain terminations unrelated to a change in control event. Under the terms of the agreements, generally, a change in control shall be deemed to have occurred if (i) any person acquires securities of the Company representing 25% or more of the Company's then outstanding securities; (ii) current directors and those replacement or additional members of the Board subsequently approved by a vote of at least two-thirds of the Board, cease to make up at least two-thirds of the Board; (iii) a merger or consolidation of the Company occurs such that the stockholders of the Company prior to such merger own less than 60% of the surviving corporation; or (iv) a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company. A threatened change in control shall be deemed to have occurred if (i) the Company enters an agreement, which if consummated would result in a change in control; (ii) the Company or any person announces an intention to take actions which if consummated would constitute a change in control; (iii) any person acquires securities of the Company representing 10% or more of the Company's then outstanding securities; or (iv) the Board determines that a threatened change in control has occurred.

        Upon a change in control, the following will occur: (i) under the Company's Long-Term Incentive Plan, the fair market value of Performance Contingent Units allocated to the executive for each three year Performance Period within which the date of the change in control falls, pro-rated for actual service within each Performance Period prior to such date, will be paid, and the restrictions on any shares of restricted stock awarded will lapse and any amounts deferred will be paid; (ii) under the Company's Short-Term Incentive Plan, an award will be paid calculated as though target performance was achieved for the year within which the change in control occurs; (iii) under the Company's Stock Option Plan, all stock options outstanding on the date of the change in control will become immediately exercisable and the restrictions on any restricted stock previously awarded will lapse.

        If an executive's employment with the Company is terminated within the term of the agreement following a change in control or, under certain circumstances, a threatened change in control, other than for cause or resignation (other than for good reason, which means termination as a result of, among other things, the involuntary assignment of such executive to duties inconsistent with the executive's position prior to such event or a reduction of the executive's current compensation or benefits), the executive becomes entitled to the following: (i) three times the sum of the executive's base salary in effect at the time of such event and the three-year average of sums paid to the executive under the Company's Short-Term and Long-Term Incentive Plans; (ii) a fully vested supplemental retirement benefit, as described above under Retirement Plans; (iii) credit for an additional three years of service under the Company's retirement plans; (iv) three years of welfare benefits provided at the Company's then current subsidy rate; (v) reimbursement of any costs incurred by the executive to enforce the agreement; (vi) outplacement services; and (vii) payment to the executive equal to the amount of any excise tax imposed upon the executive with respect to the foregoing payments as a result of the occurrence of such event.

        The agreements also provide certain severance benefits in the event that the Company terminates the employment of the executive other than for cause or in connection with a change in control. In such event, the executive would be entitled to receive severance payments in installments over a period of two years equal to two times the executive's base salary, outplacement services and reimbursement of any costs incurred to enforce the agreement if the executive is successful in such effort.

        The Company has established a trust (which would be funded upon a threatened change in control) pursuant to which payments under these agreements and certain other benefit plans will be paid in the event of a threatened or actual change in control.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are none.

                          TRANSACTIONS WITH MANAGEMENT

        Fleet Financial Group, of which Mr. Alvord served during 1996 as Chairman and a director, performed various services for the Company in 1996, among which were acting as the trustee for the Company's Thrift Incentive Plan, the Retirement Plan and the Employee Stock Ownership Plan. The Company and certain of its subsidiaries also maintained various accounts with Fleet Financial Group during 1996. In the opinion of the Company, the fees for these services were comparable to those charged by other financial institutions. The Company and its subsidiaries maintain banking relationships with various other financial institutions.


                               PERFORMANCE GRAPHS

         The following two line-graphs compare cumulative, five-year and ten-year total stockholder returns on Company Common Stock on an indexed basis with the S&P 500 Stock Index and the S&P 500 Property/Casualty Insurance Index, based on an initial investment on December 31, 1991 and December 31, 1986, respectively, of $100, assuming that all dividends, if any, were reinvested.


                           1991     1992     1993     1994     1995    1996
----------------------------------------------------------------------------

Hartford Steam Boiler      100     105.47    83.72    78.54    103.51  100.80
S&P 500                    100     117.11   115.04   120.67    163.38  198.53
S&P Property/Casualty      100     107.62   118.46   120.03    165.13  203.05




                      1986    1987    1988    1989    1990    1991    1992    1993    1994    1995    1996
----------------------------------------------------------------------------------------------------------

Hartford Steam Boiler 100     100.98  167.70  252.36  237.83  290.23  306.12  242.98  227.95  300.43  292.56
S&P 500               100      95.97   98.88  144.55  141.24  176.83  207.08  203.42  213.38  288.91  351.06
S&P Property/Casualty 100     105.25  122.73  161.62  156.60  204.31  219.88  242.04  245.24  337.39  414.86



                                   PROPOSAL 2
                        PROPOSAL TO APPROVE RESTRUCTURING

         The following description is qualified in its entirety by reference to the Agreement and Plan of Share Exchange attached hereto as Appendix A, certain provisions of the Connecticut General Statutes relating to the rights of dissenting stockholders attached hereto as Appendix B, the Articles of Incorporation of HSB Group attached hereto as Appendix C, and the Bylaws of HSB Group attached hereto as Appendix D. The transactions described below, including those contemplated by and carried out in connection with the Agreement and Plan of Share Exchange are sometimes referred to herein as the Restructuring.

Recommendation of Directors

         The Board of Directors of the Company and HSB Group have each approved the Restructuring which provides for the acquisition of all outstanding shares of Company Common Stock in exchange for an equal number of shares of HSB Group Common Stock and the acquisition of all outstanding shares of Company Preferred Stock in exchange for an equal number of shares of HSB Group Preferred Stock pursuant to Section 33-816 of the Connecticut General Statutes. All of the outstanding shares of Company Preferred Stock are held by General Reinsurance Corporation. General Reinsurance has indicated that it intends to vote in favor of the Restructuring.

The Board of Directors of the Company believes that the Restructuring is in the best interests of the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR Proposal 2 to approve the Restructuring.

Purposes of Restructuring

         The Board of Directors and management of the Company believe it is in the best interests of the Company and its stockholders to approve the formation of the holding company structure described herein. Holding company structures are frequently used when an organization conducts regulated and unregulated lines of businesses and are commonly found in the insurance industry.

         A  holding  company  structure  would  provide  greater  operating  and financial flexibility in connection with certain financing activities, investments and business operations than is available under the current structure. In addition, the Board has identified the need to increase the growth potential of the Company to enhance stockholder value through the development or acquisitions of related businesses. The Restructuring will give the Company greater flexibility to develop or acquire other businesses thereby providing more opportunities for increased earnings. For example, debt raising at the holding company level could be used to create or acquire such businesses and to support their future operations, as well as the operations of current non-insurance subsidiaries, without affecting the surplus position or solvency of the Company.

         Additionally, HSB Group would not be subject to the limitations on investments currently imposed upon the Company and its insurance company subsidiaries pursuant to the insurance laws of the various jurisdictions under which they are regulated. The Company does not have any present plans to diversify into businesses or make investments which would not be permitted or which would exceed current restrictions. However, the Board of Directors believes that the proposed holding company structure will provide it with enhanced flexibility and efficiency to facilitate any such diversification or investment in the future. This flexibility will be of increased significance in the event that the Company exercises its option to sell its interest in Radian International LLC to The Dow Chemical Company ("Dow") on or after December 31, 1997 pursuant to the terms of the Limited Liability Corporation Agreement between subsidiaries of the Company and Dow. In addition, future investments or newly acquired or created subsidiaries which would create a charge against risk-based capital under the insurance laws if held by the Company could be held by HSB Group without affecting the Company's risk-based capital calculations.

         Certain of the Company's current subsidiaries will be transferred to HSB Group in support of the purposes of the Restructuring described above. In addition, in order to streamline operations, Radian Corporation will be merged into the Company shortly following the Restructuring. (Radian Corporation currently conducts no business operations and has no assets other than its 40% interest in Radian International LLC.) The following charts represent the current corporate structure of the Company and the proposed structure after the Restructuring is complete.

Current
-------

The Hartford Steam Boiler Inspection and Insurance Company
          /                     \                        \
Domestic and Foreign            \                        \
Insurance Subsidiaries         Engineering Services      Radian
and Investment Subsidiaries    Subsidiaries              Corporation
                                                             \
                                                         Radian International
                                                         LLC (40% owned)




After Restructuring
-------------------
                       HSB Group, Inc.
                          /         \
                 Engineering       The Hartford Steam Boiler Inspection
                 Services          and Insurance Company
                 Subsidiaries              /         \
                                    Domestic         Radian International LLC
                                    and Foreign      (40% owned)
                                    Insurance
                                    Subsidiaries
                                    and Investment
                                    Subsidiaries

         Other subsidiaries or assets of the Company may be transferred to HSB Group or subsidiaries of HSB Group in the future, consistent with the purposes of the Restructuring described herein. Any future transactions between the Company and HSB Group will be subject to insurance regulatory restrictions, and dependent upon the nature and size of the transaction, prior regulatory approval may be required.


Description of the Restructuring

         HSB Group is a newly incorporated Connecticut corporation with its principal offices at One State Street, Hartford, Connecticut 06102-5024,
telephone (860) 722-1866. It was formed at the direction of the Board of Directors of the Company for the purpose of effecting the Restructuring, and therefore it has no operating history. There will be certain one-time and other ongoing costs incurred in connection with the Restructuring such as administrative expenses, registration fees and franchise and other taxes. However, such costs, which will be borne by the Company, are not expected to be material.

         If the Restructuring is approved by stockholders, and all other conditions contained in the Agreement and Plan of Share Exchange are satisfied, subject to the exercise and perfection of dissenters' appraisal rights (described below under the caption "Dissenters' Appraisal Rights") at the effective time of the Share Exchange (the "Effective Time"), (a) each share of Company Common Stock outstanding immediately prior to the Effective Time will be exchanged for one share of HSB Group Common Stock, (b) each share of Company Preferred Stock outstanding immediately prior to the Effective Time will be exchanged for one share of HSB Group Preferred Stock (which series will have substantially identical rights and preferences as Company Preferred Stock). In addition, at the Effective Time each share of HSB Group Common Stock (all of which are currently held by the Company) which are outstanding immediately prior to the Effective Time will be canceled and restored to the status of authorized but unissued shares of HSB Group Common Stock.

         As a result immediately following the Effective Time, all outstanding shares of Company Common Stock and Company Preferred Stock will be held by HSB Group, and all of the outstanding shares of HSB Group Common Stock and HSB Group Preferred Stock will be owned by the holders of shares of Company Common Stock and Company Preferred Stock, respectively, of the Company that were outstanding immediately prior to the Effective Time.

         Following the Restructuring, the consolidated financial position and consolidated results of operations of HSB Group should be identical to those of the Company immediately prior to the Restructuring. As part of the Restructuring, the Company will be transferring certain of its engineering subsidiaries to HSB Group as a dividend on the Company Common Stock held by HSB Group. (See charts on pages xx for organizational structures before and after the Restructuring.) Such subsidiaries currently comprise an immaterial amount of the consolidated assets, and provide an immaterial portion of the consolidated revenues and net income of the Company. HSB Group will obtain funds to invest in such subsidiaries, as well as to acquire or create new subsidiaries, primarily from dividends paid to HSB Group on the shares of Company Common Stock it will own following the Restructuring (which may be subject to prior approval as described below under the caption "Required Regulatory Approvals and other Regulatory Matters"), borrowings by HSB Group from third parties, the Company (subject to applicable regulatory restrictions and, in some cases, prior approval) or its subsidiaries, and any dividends HSB Group may receive from any of its subsidiaries other than the Company. There can be no assurance, however, as to the availability of such borrowings or amount of earnings available to be paid as dividends to HSB Group by any of subsidiaries, including the Company.

         The Company will not transfer any of its assets to HSB Group or execute any service or cost allocation agreements with HSB Group without complying with the insurance holding company laws that may be applicable to such transactions. In general, such laws require that transactions between an insurance company and its affiliates be on fair and reasonable terms, and in some cases, require prior regulatory approval.

Required Regulatory Approvals and other Regulatory Matters

         HSB Group has filed a request for an exemption from regulatory approval of the Restructuring on behalf of the Company and its subsidiaries with the Insurance Commissioner of the State of Connecticut. Based on informal discussions which have taken place between the Company and authorized representatives of the State of Connecticut Insurance Department, the Company is unaware of any grounds for the Commissioner to deny such exemption.

         In addition, because the Company has insurance subsidiaries domiciled in Texas and the United Kingdom, the Company and HSB Group are required to file requests for exemptions from regulatory approval with the Insurance Commissioner of the Texas Department of Insurance and the Secretary of State of the Department of Trade and Industry in the United Kingdom. The State of Michigan requires non-domiciled companies to request similar exemptions from regulatory approval. Such requests for exemption have been filed. The Company expects that such exemptions will be granted and is unaware of any grounds for such regulatory authorities to deny such exemptions.

         Neither the Company nor HSB Group is aware of any other regulatory approvals that are necessary in order to consummate the Restructuring other than the filing of the Articles of Share Exchange with the Secretary of State of Connecticut. If the requisite regulatory approvals are not received, the Restructuring will not be effectuated. All expenses of the Company in connection with the Restructuring, whether consummated or not, will be borne by the Company.

         Following the consummation of the Restructuring, the Company will continue to be a Connecticut-domiciled insurance company and as such, will be subject to regulation and examination by the Insurance Commissioner of the State of Connecticut. The Company and its insurance subsidiaries will also continue to be subject to regulation by the insurance commissioners or other insurance regulatory authorities in the jurisdictions in which the Company and its subsidiaries transact the business of insurance.

         Because the Company currently has insurance subsidiaries, the Company and its affiliates are already considered to be part of an insurance holding company system regulated under the insurance holding company laws of Connecticut and certain other jurisdictions. Among other things, such laws require that transactions between insurance company members of the system and their affiliates be on fair and reasonable terms and that certain transactions, including dividends paid by the insurance company members exceeding prescribed limits, receive the prior approval of the applicable insurance regulatory authority. The Restructuring will result in the addition of HSB Group to the holding company system. Therefore, dividends or other distributions on the Company Common Stock paid to HSB Group or certain transactions between HSB Group and the Company or any of its insurance subsidiaries may require prior regulatory approval.

         The Company and HSB Group as Connecticut corporations will also be governed by the general corporate laws of the State of Connecticut.

Insurance Ratings

         The Company currently has a financial condition rating from A. M. Best Company ("Best's") of A+. Best's ratings are based upon a comprehensive review of a company's financial performance which is supplemented by certain data, including responses to Best's questionnaires, quarterly filings with the National Association of Insurance Commissioners, state insurance department examination reports, loss reserve reports, annual reports and reports filed with the Commission. Best's undertakes a quantitative evaluation based upon profitability, leverage/capitalization and liquidity and a qualitative evaluation based upon the company's book of business or spread of risk, appropriateness and quality of reinsurance, the quality, diversification and estimated market value of its assets, the adequacy of its loss reserves and policyholders' surplus, the capital structure of the company and its holding company, if present, the experience and integrity of its management, and the company's market presence. Best's rating classifications are as follows: A++ and A+ (Superior), A and A- (Excellent), B++ and B+ (Very Good), B and B- (Adequate), C++ and C+ (Fair), C and C- (Marginal), D (Very Vulnerable), E (Under State Supervision) and F (In Liquidation).

         Based on discussions with officials at Best's, management of the Company does not believe that Best's will alter its current rating of the Company as a result of the Restructuring. However, until the normal rating process is completed in June, 1997, there can be no assurance that the Company's rating will not be altered following the Restructuring.

Management after the Restructuring

         Following the Restructuring, each director of the Company will become a director of HSB Group, each for the then-current term to which he or she was elected by the stockholders of the Company. Therefore, four directors will hold office until the first annual meeting of stockholders of HSB Group which is expected to take place in April 1998; four directors will hold office until the 1999 annual meeting of stockholders of HSB Group; and assuming their reelection at this year's annual meeting, three directors will hold office until the 2000 annual meeting of stockholders of HSB Group. The names and certain biographical information of such persons are set forth above under the caption "Proposal 1 - Election of Directors."

         The present executive officers of the Company will serve as executive officers of HSB Group following the Restructuring.

Conditions to the Restructuring

         The obligation of the Company and HSB Group to consummate the Restructuring is subject to various conditions (certain of which may be waived, as described below under the caption "Amendment, Waiver or Termination"), including, but not limited to: (i) obtaining the required approval of the Company's stockholders as described below under the caption "Stockholder Vote Required for Approval"; (ii) the approval or exemption of the insurance regulatory authorities in Connecticut, Texas, Michigan, the United Kingdom, or any other consents, approvals or exemptions necessary or appropriate for the consummation of the Restructuring, each such consent, exemption or approval to be in form and substance satisfactory to the Company. (The Company is aware of no such consents, approvals or exemptions which are required other than those of Connecticut, Texas, Michigan and the United Kingdom); (iii) the effectiveness of the Registration Statement under the Securities Act relating to the HSB Group Common Stock to be issued or reserved for issuance in connection with the Agreement and Plan of Share Exchange; (iv) authorization for listing, on official notice of issuance, of the HSB Group Common Stock on the New York Stock Exchange; (v) receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, covering the matters set forth below under the caption "Certain Federal Income Tax Consequences"; (vi) receipt of an opinion of counsel as to the legality of HSB Group Common Stock and HSB Group Preferred Stock issuable in connection with the Agreement and Plan of Share Exchange; and
(vii) the absence of any injunction prohibiting or restricting in any manner the Share Exchange or the operation of HSB Group, the Company or any of their subsidiaries after consummation of such Share Exchange.

Dividend Policy

         HSB Group does not currently, nor will it following the Restructuring, conduct directly any business from which it will derive revenues other than the performance of certain accounting, financial, legal, administrative and other support services and operations relating to the business conducted by the Company, its insurance subsidiaries and certain other subsidiaries of HSB Group. HSB Group will fund its own operations with amounts paid by its subsidiaries for the provision of such services, from sales of securities or debt incurred by HSB Group and from dividends paid to HSB Group on the stock it holds in the Company and its other subsidiaries.

         For the foreseeable future, dividends on HSB Group Common Stock and HSB Group Preferred Stock will primarily depend on the ability of the Company to pay dividends to HSB Group. Payment of dividends by the Company will be dependent upon the operating results, capital requirements, financial condition and regulatory requirements of the Company and its subsidiaries.

         Under Connecticut law, a corporation may not make a distribution to stockholders if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if any, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Additionally, under Connecticut insurance law, an insurance company cannot pay a dividend without prior approval of the insurance commissioner, that exceeds its earned surplus, as determined under statutory accounting practices, or which, when combined with that of other dividends or distributions made within the prior twelve months, exceeds the greater of (i) ten percent of the company's surplus with respect to policyholders as of the December 31st last preceding, or (ii) the net income for the twelve-month period ending on the December 31st last preceding. Under Connecticut insurance law, at least ten days' prior notice of any dividend or distribution is required to be given to the insurance commissioner. The Commissioner may order that such dividends or distributions not be paid if payment would cause the insurance company's surplus to be inadequate or could lead to a hazardous financial condition.

         It is currently contemplated that, subject to the rights of holders of any outstanding shares of HSB Group Preferred Stock, HSB Group will pay quarterly dividends on its common stock at a rate at least equal to the current rate of $.57 per share on Company Common Stock. During 1997, payment of such dividends by the Company to its stockholders will require the prior approval of the Connecticut Insurance Commissioner, as described above. In addition, there can be no assurance that following the Restructuring dividends will be paid or will continue to be paid at historical levels based on the aforementioned factors and statutory restrictions, or other factors.

HSB Group Capital Stock and Rights Plan

         The authorized capital stock of HSB Group consists of 50,000,000 shares of HSB Group Common Stock and 500,000 shares of HSB Group Preferred Stock, the provisions of which are included in the HSB Group Articles of Incorporation attached to this Prospectus and Proxy Statement as Appendix C. Reference is made to Appendix C for the complete terms of HSB Group's Articles of Incorporation. Also see the description of stockholders' rights described under the caption "Comparative Stockholders' Rights" below.

         At the Record Date, 20,041,707 shares of Company Common Stock and 2,000 shares of Company Preferred Stock were outstanding; 1,056,880 shares of Company Common Stock were reserved for issuance pursuant to the 1995 Stock Option Plan, the Long-Term Incentive Plan, the Directors Stock and Deferred Compensation Plan, the Service Award Plan, the Thrift Incentive Plan and the conversion of the Company Preferred Stock; and 250,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance pursuant to a Rights Agreement, dated as of November 28, 1988 between the Company and The First National Bank of Boston (the "Rights Plan").

         For each outstanding share of Company Common Stock, the Company has distributed one right (each a "Right") to purchase from the Company, one-two hundredth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Plan. If the Restructuring is approved and consummated, HSB Group will assume the Company's rights and obligations under the Rights plan, and Rights to purchase Series A Junior Participating Preferred Stock will become Rights to purchase HSB Group Series A Junior Participating Preferred Stock.

         The following is a description of the principal provisions of the Rights Plan and the Rights distributed by the Company. The Rights expire on November 28, 1998.

         No separate Rights certificates of the Company have been distributed, and none will be distributed until the earlier of (a) 10 business days following a public announcement that a person or group of affiliated or associated persons has been determined by the Board to be an Acquiring Person or (b) 10 business days (or such later date as may be determined by the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. "Acquiring Person" means any person who, together with its affiliates and associates is or becomes the beneficial holder, directly or indirectly, of (a) 20 percent or more of the voting stock of the Company, or (b) a substantial amount of Company Common Stock (but no less than 10 percent) and whose acquisition of such stock the Board determines is detrimental to the best long-term interests of the Company and its stockholders. The date any person becomes an Acquiring Person is the "Stock Acquisition Date."

         If a person becomes an Acquiring Person except pursuant to certain offers which the Board determines to be fair to, and in the best interests of, the stockholders and the Company), each holder of a Right, except the Acquiring Person, will thereafter have the right to receive, upon exercise of the Right, Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of $110. All Rights that are, or (under certain circumstances) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not excercisable for a period of 10 business days after the Stock Acquisition Date, during which period they may be redeemed by the Company at a price of $.01 per Right.

         If at any time following the Stock Acquisition Date, (a) the Company is acquired in a merger or other business combination transaction in which it is not the surviving corporation (other than transactions with certain Company subsidiaries and other than a merger following an offer which the Board determines to be fair), or (b) 50 percent or more of the assets, cash flow or earning power of the Company is sold or transferred (other than to certain Company subsidiaries), each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Comparative Rights of Stockholders

         The Company and HSB Group are both Connecticut corporations. After the Effective Time, holders of Company Common Stock will become holders of HSB Group Common Stock, and holders of the Company's Preferred Stock will become holders of HSB Group's Preferred Stock, and their rights will be governed by the Articles of Incorporation and Bylaws of HSB Group, instead of the Company's Charter and Bylaws. HSB Group's Articles of Incorporation have been prepared in accordance with the Connecticut Business Corporation Act ("CBCA")and give HSB Group broad corporate powers to engage in any lawful activity for which a corporation may be formed under the laws of the State of Connecticut. The Company's powers are more narrow and are limited to the those specifically set forth in its Charter. The Charter permits the Company to write boiler and machinery and other lines of insurance and reinsurance, other than life and endowment insurance and annuity contracts, and to perform inspections and render inspection and engineering services in connection with the design, construction, maintenance or operation of boilers, machinery or any equipment regardless of whether policies of insurance are issued in connection therewith.

         Except as described above with respect to the powers of each entity and below with respect to certain other matters, HSB Group's Articles of Incorporation and Bylaws and the Company's Charter and Bylaws are substantially similar. A copy of HSB Group's Articles of Incorporation and Bylaws, substantially in the form to be in effect immediately prior to the Effective Time are attached hereto as Appendices C and D, respectively.

         Certain differences between the rights of holders of HSB Group Common Stock and HSB Group Preferred Stock are summarized below. Some of these differences arise out of the passage of the CBCA effective January 1, 1997 which replaced the Connecticut Stock Corporation Act ("CSCA"). According to the official legislative history, the provisions of the CBCA were designed to be consistent with current business practices and replace many of the outmoded rules contained in the CSCA. The current provisions of the Company's Charter are grandfathered (i.e., the existing provisions remain in effect despite any conflict with the CBCA) under the new law. However, HSB Group was incorporated after January 1, 1997 and its articles of incorporation and bylaws were drafted in accordance with the provisions of the CBCA. Although the Company believes that the CBCA is more modern and complete than the CSCA, the timing and purpose of the Share Exchange is not related to the adoption of the CBCA by the Connecticut legislature.

Dividends. Under the CBCA, a corporation may not make a distribution to shareholders if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if any, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Additionally, under Connecticut insurance laws (which are applicable to the Company, but not HSB Group)an insurance company cannot pay a dividend without prior approval of the insurance commissioner, which exceeds its earned surplus, as determined under statutory accounting practices, or which, when combined with that of other dividends or distributions made within the prior twelve months, exceeds the greater of (i) ten percent of the company's surplus with respect to policyholders as of the December 31st last preceding, or
(ii) the net income for the twelve-month period ending on the December 31st last preceding. Under Connecticut insurance laws at least ten days prior notice of any dividend or distribution is required to be given to the insurance commissioner. The Commissioner may order that such dividends or distributions not be paid if payment would cause the insurance company's surplus to be inadequate or could lead to a hazardous financial condition. Following the Restructuring, it is anticipated that at least for the foreseeable future, the principal source of earnings for HSB Group will be the dividends paid by the Company which will continue to be subject to the regulatory restrictions, including prior approval in some cases, described above.

Size of the Board of Directors. The CSCA provided that a corporation have a minimum of three directors. The statute further provided that the number of directorships could be fixed by the bylaws of the corporation or that the bylaws could specify a minimum and maximum number of directorships, with the number of directorships at any given time to be fixed by a resolution of the stockholders or the directors. The CBCA does not specify a minimum number of directors and provides that the number of directorships can be specified in, or fixed in accordance with, the articles of incorporation or bylaws of the corporation. In accordance with the CSCA, the Company's Charter and Bylaws provided that the board would consist of no less than nine nor more than fourteen directors, the exact number to be determined from time to time by resolution adopted by a majority of the directors. The Articles of Incorporation and Bylaws of HSB Group adopt the more flexible approach permitted by the CBCA and provide that the number of directors will be determined from time to time by resolution of a majority of the Board of Directors. The number of directors at the Effective Time of the Restructuring will be the same number of directors serving on the Company's Board immediately prior to the Restructuring.

Indemnification. The scope of indemnification of directors under the CSCA was mandatory and could not be varied by the certificate of incorporation, bylaws or agreement. Therefore, the Company's Charter and Bylaws were silent on the scope of indemnification. As permitted by the CSCA, the Company has secured insurance which provides broader indemnification of directors than was required under the CSCA. Under the CBCA, there is more limited mandatory indemnification and the permissive scope of indemnification is defined. HSB Group's Articles of Incorporation provide that the corporation will indemnify directors to the fullest extent permitted under the law. The CBCA permits a corporation to indemnify its directors against liability (including judgments, settlements, penalties and fines) if such individual acted in good faith, reasonably believed that his or her conduct was in the corporation's best interests and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, the corporation may indemnify a director only for reasonable expenses, and may not indemnify a director who is adjudged liable to the corporation. Indemnification of such expenses is mandatory when a director is successful in the defense of any proceeding. The CBCA also permits a corporation to pay or reimburse the reasonable expenses incurred by a director who is a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) in advance of the final disposition of such action, suit or proceeding provided that (i) such director affirms in writing such director's good faith belief that the standard of conduct required under the statute has been met; (ii) such director furnishes a written undertaking to repay the corporation if it is ultimately determined that such standard has not been met; and (iii) a determination is made pursuant to the statute that the facts then known would not preclude indemnification under the statute. Provision for such advance of expenses in accordance with the CBCA is included in HSB Group's Articles of Incorporation. As permitted by the CBCA, HSB Group will continue to secure insurance which provides broader indemnification of directors than is required under the CBCA.

Effective Time of Restructuring

         The Effective Time of the Restructuring will be the time that the Articles of Share Exchange relating to the Restructuring are filed under Section 33-819 of the Connecticut General Statutes with the Secretary of State of Connecticut. Assuming approval of the Restructuring by stockholders of the Company and the satisfaction or waiver of the other conditions to the Restructuring, it is presently anticipated that the Articles of Merger will be filed as soon as practicable after the annual meeting.

Amendment, Waiver or Termination

         The Board of Directors of the Company and HSB Group, authorized committees of such boards, or authorized directors or officers of the Company and HSB Group may amend or modify the Agreement and Plan of Share Exchange, or waive certain of the conditions contained therein, at any time before or after adoption of such agreement by the stockholders of the Company, although no such amendment, modification or waiver may affect the rights of any stockholder of the Company in any manner that is, in the judgment of the Board of Directors of the Company, materially adverse to such stockholder. In addition, the Boards of Directors of the Company or HSB Group or authorized committees of such boards, may terminate the Agreement and Plan of Share Exchange at any time before the Effective Time, whether before or after adoption by the stockholders of the Company.

Certain Federal Income Tax Consequences

         It is a condition to the consummation of the Restructuring that the Company receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, and based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, substantially to the effect that, for federal income tax purposes (a) no gain or loss will be recognized by the Company as a result of the Share Exchange; (b) no gain or loss will be recognized by the stockholders of the Company on the exchange of their shares of Company Common Stock solely for shares of HSB Group Common Stock or shares of Company Preferred Stock for share of HSB Group Preferred Stock pursuant to the Share Exchange; (c) the tax basis of the shares of HSB Group Common Stock and HSB Group Preferred Stock received by stockholders in the Share Exchange will be the same as the tax basis of the shares of Company Common Stock and Company Preferred Stock surrendered in exchange therefor; and (d) the holding period of the shares of HSB Group Common Stock and HSB Group Preferred Stock received in the Share Exchange will include the period during which the shares of Company Common Stock and Company Preferred Stock were held as capital assets at the Effective Time.

         Stockholders should consult their own tax advisors with respect to specific tax effects to them of the Share Exchange under federal, state, local and foreign tax laws.

Stock Plans and Other Employee Benefit Plans

         At the Effective Time, the Company's 1985 Stock Option Plan and 1995 Stock Option Plan will be assumed by HSB Group and, except as follows, will not be changed as a result of the Share Exchange. The options and rights to acquire Company Common Stock under such plans which are outstanding at, and immediately prior to, the Effective Time will be converted into options or rights to acquire the same number of shares of HSB Group Common Stock at the same price per share and on the same terms and conditions as in effect immediately prior to the Share Exchange, and any restricted shares awarded under such plan as to which the restrictions have not lapsed as of the Effective Time of the Share Exchange, will be converted into the same number of shares of HSB Group Common Stock carrying identical restrictions. Any future options, rights or restricted shares awarded under such plans will be for shares of HSB Group Common Stock.

         At  the  Effective  Time,  the  Company  Retirement  Plan,  the  Excess
Retirement Plan, the Thrift Incentive Plan, the Supplemental Thrift Plan, the Leveraged Employee Stock Ownership Plan, the Long-Term and Short-Term Incentive Plans, the Directors Stock and Deferred Compensation Plan, the Service Award Plan, employment agreements and Trust Agreement, which are described on pages x through x, and all other employee benefit plans or programs of the Company, will be assumed by HSB Group. These plans, agreements and programs will remain in effect in accordance with their terms and, except as follows, will not be changed as a result of the Share Exchange. It is expected that certain of such plans, agreements and programs will be amended, where appropriate, to provide for participation by certain employees of HSB Group, and that other technical and conforming amendments will be made, including changing references in such plans, agreements and programs, from Company Common Stock to HSB Group Common Stock, to reflect the new corporate structure resulting from the Restructuring.

         Approval of the Restructuring by the Company's stockholders will constitute approval, if and to the extent such approval may be required, of the assumption of, and amendment to, the plans, agreements and programs identified or otherwise referred to in this section.

Automatic Dividend Reinvestment Plan (DRP) and Payroll Investment Plan (PIP)

         Assuming the Restructuring is approved, HSB Group expects to adopt and maintain a DRP and PIP substantially similar to the Company's DRP and PIP so that holders of HSB Group Common Stock may, if they so elect, reinvest cash dividends and certain voluntary cash amounts (or payroll deductions in the case of the PIP) in shares of HSB Group Common Stock. It is expected that the Company's DRP and PIP will terminate and that HSB Group's DRP and PIP will become effective at the Effective Time of the Restructuring. If the Company declares a cash dividend before the Effective Time which is payable after the Effective Time, such dividends paid to participants in HSB Group's DRP or PIP will be reinvested in shares of HSB Group Common Stock.

Trading of HSB Group Common Stock

         HSB Group will apply to have HSB Group Common Stock listed on the New York Stock Exchange. If the Restructuring is approved, it is anticipated that the shares of HSB Group Common Stock received by the holders of Company Common Stock will be so listed, under the trading symbol HSB as of the Effective Time of the Restructuring. As a result, it is anticipated that the holders of Company Common Stock will be able to trade their shares without interruption.

Transfer and Dividend Disbursement Agent

         HSB Group has appointed The First National Bank of Boston, P.O. Box 644, Boston Massachusetts 02102-0644, as its transfer and dividend disbursing agent.

         If the Restructuring is approved and consummated, it will not be necessary for holders of Company Common Stock to surrender their stock certificates for new certificates representing their HSB Group Common Stock. Certificates formerly representing shares of Company Common Stock will be replaced by certificates representing HSB Group Common Stock only when such certificates are submitted to HSB Group's transfer agent with a request that such certificates be so replaced or when such certificates are presented for transfer.

Dissenters' Appraisal Rights

         The Company's stockholders have the right, under Sections 33-855 to 33-872, inclusive, of the CBCA to elect to object to the Restructuring and demand payment for the "fair value" (as defined in Section 33-855 of the CBCA) of their Company Common Stock in accordance with the provisions of Section 33-863 of the CBCA.

         Stockholders of the Company who object to the Share Exchange will be entitled, if the Share Exchange is consummated, to receive a cash payment equal to the fair value of their shares. Fair value is to be determined as of the day prior to the Effective Date of the Share Exchange.

         The following is a summary of the procedures to be followed under Sections 33-860 through 33-868 of the CBCA, the text of which is attached to this Prospectus and Proxy Statement as Appendix B and which is incorporated herein by reference. This summary does not purport to be a complete statement of such provisions of the CBCA and is qualified in its entirety by reference to Sections 33-855 through 33-872, inclusive, of the CBCA.

         To be entitled to the cash payment, a stockholder who objects to the Share Exchange and wishes to assert dissenters' rights must satisfy the following conditions: i) the stockholder must deliver written notice to the Company before the vote is taken of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and ii) the stockholder must not vote his or shares in favor of the Share Exchange.

         If the Share Exchange is approved by the Company's stockholders at their April 24, 1997 meeting, written notice (a "Dissenters' Notice") will be sent to all stockholders who satisfied the conditions described in the preceding paragraph. Such notice will be sent no later than ten days after the date the Share Exchange is approved and shall: i) state where the payment demand must be sent and where and when certificates must be deposited; ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; iii) supply a form for demanding payment that includes the date of the first announcement to news media or stockholders of the terms of the Share Exchange and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date; iv) set a date by which the corporation must receive the payment demand, which date may not be less than thirty nor more than sixty days after the date the Dissenters' Notice is delivered in accordance with this paragraph.

         A stockholder sent a Dissenters' Notice must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date of the first announcement to news media or stockholders of the terms of the Share Exchange, and deposit his or her certificates in accordance with the terms of the Dissenters' Notice. The stockholder who demands payment and deposits his or her share certificates as described above retains all other rights of a stockholder until these rights are canceled or modified by the Share Exchange. A stockholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Sections 33-855 to 33-872, inclusive of the CBCA.

         As soon as the Share Exchange is effected, or upon receipt of a payment demand (provided that the Company determines that the stockholder has met the beneficial ownership requirements outlined above), the Company shall pay to each stockholder who complied with the conditions described above an amount which the Company estimates to be the fair value of the shares, plus accrued interest. The payment shall be accompanied by: i) the Company's balance sheet as of December 31, 1996, an income statement for 1996, a statement of changes in stockholders' equity for 1996 and the latest available interim financial statements, if any;
ii) a statement of the Company's estimate of the fair value of the shares; iii) an explanation of how the interest was calculated; and iv) a statement of the stockholder's right to demand payment and a copy of Sections 33-855 to 33-872 of the CBCA.

         If the Company does not effect the Share Exchange within sixty days after the date set for demanding payment and depositing share certificates, the Company shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If after returning deposited certificates and releasing transfer restrictions, the Company effectuates the Share Exchange, it must send a new Dissenters' Notice and repeat the payment demand procedure.

         If the Company elects to withhold payment from a stockholder because he or she was not the beneficial owner of the shares before the date set forth in the Dissenters' Notice, the Company shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenting stockholder who agrees to accept it. The Company must send with the offer an explanation of the estimate of fair value of the shares, an explanation of how interest was calculated and a statement of the stockholder's right to demand payment.

         If a dissenting stockholder does not agree with the Company's offer, the stockholder must notify the Company of its own estimate of the value of the shares within thirty days of the Company's offer.

         If demand for payment remains unsettled, the Company may commence a court appraisal proceeding within sixty days after the payment demand is made. If the Company does not commence the proceeding within the sixty-day period, it must pay each dissenting stockholder whose demand remains unsettled the amount such stockholder demanded.

         Costs and expenses of any such proceeding will be determined by the court and will be assessed against the Company if it failed to comply with the requirements of Sections 33-860 to 33-868, inclusive, of the CBCA and can also be assessed against either party if it is determined that such party acted in an arbitrary or vexatious manner or not in good faith. If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to other similar dissenting stockholders, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenting stockholders who were benefited.

         A stockholder's failure to vote on the Share Exchange will not constitute a waiver of his or her dissenters' rights under Sections 33-855 to 33-872, inclusive of the CBCA. However, a vote in favor of the Share Exchange will constitute a waiver of this right, and a vote against the Restructuring itself will not satisfy the requirements with respect to written objection and written demand or the other requirements summarized above of the CBCA necessary to perfect dissenters' appraisal rights.

         Failure by a stockholder to follow the steps required by Sections 33-855 to 33-872, inclusive, of the CBCA for perfecting dissenters' appraisal rights will result in the loss of those rights. An objecting stockholder who does not perfect his or her right to appraisal through compliance with the CBCA will have the rights specified in the Agreement and Plan of Share Exchange.

         All written communications from stockholders with respect to the exercise of appraisal rights should be mailed to The Hartford Steam Boiler Inspection and Insurance Company, One State Street, P.O. Box 5024, Hartford, CT 06102-5024; Attention: Corporate Secretary.

         In view of the complexities of the foregoing provisions of the CBCA, Company stockholders who are considering pursuing dissenters' appraisal rights may wish to consult legal counsel.

Financial Statements

         Complete pro forma and comparative financial information regarding the Company and its consolidated subsidiaries giving effect to the Share Exchange have not been included herein because immediately following the effective time of the Share Exchange, the consolidated financial statements for HSB Group will be substantially the same as the consolidated financial statements of the Company immediately prior to the Share Exchange. Had the Share Exchange taken place at December 31, 1996, consolidated equity for HSB Group shareholders would have been $365.6 million.

Dividends and Market Price Ranges

The following table sets forth the high and low prices of Company Common Stock for the periods indicated. The table also sets forth dividends declared on Company Common Stock for such periods.
                                                              Dividends
Calendar Year                        High      Low            Per Share
1994     First Quarter              $53 3/8    $44              $.53
         Second Quarter              49 1/8     43 3/4           .53
         Third Quarter               45 7/8     42 3/4           .55
         Fourth Quarter              44 3/8     36 1/8           .55

1995     First Quarter              $43 3/4    $39 1/4          $.55
         Second Quarter              45 7/8     41 5/8           .55
         Third Quarter               49 3/8     42 5/8           .57
         Fourth Quarter              50 3/8     45 3/8           .57

1996     First Quarter              $52 1/2    $48              $.57
         Second Quarter              50 3/4     46               .57
         Third Quarter               49         43 1/4           .57
         Fourth Quarter              47 1/8     42 3/4           .57

         On December 30, 1996, General Reinsurance Corporation exchanged its 2,000 shares of Series A Cumulative Preferred Stock of EIG, Co., the Company's wholly owned subsidiary, for 2,000 shares of Company Preferred Stock. On January 27, 1997, the Company's Board declared a dividend in the amount of $54.17 per share on such shares which was paid on January 31, 1997.

         On February 24, 1997 the Board declared a dividend of $.57 per share on Company Common Stock to stockholders of record on April 10, 1997 and the regular quarterly dividend of $162.50 per share on Company Preferred Stock, both of which are payable on April 30, 1997.

     The last reported sales price of Company Common Stock on the New York Stock Exchange on February x, 1997 was $x per share. The last reported sales price of Company Common Stock on the Record Date was $46.375 per share. At the Record Date, the 20,041,707 outstanding shares of Company Common Stock were held by 5,624 stockholders of record.

Legal Opinions

         Certain legal matters relating to the issuance of HSB Group Common Stock and HSB Group Preferred Stock will be passed upon by Robert C. Walker, Senior Vice President and General Counsel of the Company. Certain other matters will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLC, New York, New York who will rely upon Mr. Walker's opinion with respect to matters governed by Connecticut law.

Experts

         The consolidated financial statements incorporated in this Prospectus and Proxy Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent public accountants, given on the authority of said firm as experts in auditing and accounting.

Stockholder Vote Required for Approval

         Approval of Proposal 2 requires the approval of two-thirds of all outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class.

         The Board of Directors unanimously recommends a vote FOR Proposal 2.

                                   PROPOSAL 3

                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

        The Board of Directors believes that the Company's 1995 Stock Option Plan (the "plan") has been of substantial value in facilitating the efforts of the Company to attract and retain key employees of outstanding ability by providing them an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to remain with the Company and to use their best efforts on its behalf.

        The plan currently provides that a maximum of 850,000 shares of Company Common Stock can be issued pursuant to grants made under the plan and that the plan will terminate on April 17, 2005. The Board of Directors believes that the grants made pursuant to the plan are an important component of the Company's overall compensation program and are necessary to attract and retain outstanding executives and other key employees. On February 1, 1997, x shares remained available for future grants to be made pursuant to the plan. Since the adoption of the plan in 1995, the Company's compensation practices have been modified to make equity ownership of the Company a larger component of compensation, and therefore, the Board of Directors believes the number of shares presently available for the grant of awards under the plan will be insufficient for the number of awards to be made by the Company. The Board therefore adopted on November 3, 1996, subject to the approval of the stockholders, an amendment to the plan which would increase the number of shares subject to issuance under the plan to 1,850,000. If Proposal 2 - Proposal to Approve the Restructuring, is approved, and the Restructuring is effectuated, any future awards made under the plan will be made in shares of HSB Group Common Stock.

        The full text of the proposed plan amendment is annexed as Appendix E to this Prospectus and Proxy statement.

        The closing price of Company Common Stock on February 13, 1997 as reported in The Wall Street Journal was $46.375.

Material Features of the Plan

General

        Executive and middle management employees of the Company or its subsidiaries are eligible to participate in the plan. The Board estimates that approximately two hundred persons participate in the plan. Participants are recommended by their management. Under the plan, The Human Resources Committee of the Board of Directors, as plan administrator (the "Committee"), is authorized to grant incentive and nonstatutory stock options, stock appreciation rights in tandem with such options and restricted stock awards to eligible employees.

     As approved by stockholders at the 1995 Annual Meeting, a maximum of 850,000 shares of Company Common Stock has been reserved for issuance under the plan. (If the proposed amendment is approved, the maximum number of shares reserved for issuance will be 1,850,000.) No single participant may be granted awards pursuant to the plan in excess of 100,000 shares of Company Common Stock in any calendar year. The plan permits adjustments, in the Board of Directors' discretion, in the number of shares of Company Common Stock authorized to be issued in the event of stock splits, stock dividends and other changes in the capitalization of the Company. The plan provides that preferred stock may be issued in lieu of common stock. The Company has no present intention to issue preferred stock pursuant to the plan. Shares of Company Common Stock issued under the plan may be newly issued or shares previously repurchased by the Company.

        The Committee is responsible for determining the type and particular provisions of awards for eligible employees and is responsible for interpreting the plan and for issuing such rules as are necessary for its administration. The Committee is composed of directors who are ineligible to participate in the plan.

        Under the terms of the plan, the Board of Directors is permitted to amend, suspend or discontinue the plan except that no amendment may be made without the approval of stockholders that increases the number of shares reserved for options and restricted stock awards under the plan, changes the class of persons eligible to participate, permits an option grant at a price less than fair market value or extends the term of the plan or the term during which an option may be granted or exercised.

Option Grants

        The plan provides that the option price of both incentive and nonstatutory stock option grants will not be less than the fair market value of Company Common Stock on the date an option is granted. The fair market value is defined as the average of the high and low prices per share of Company Common Stock as quoted by the New York Stock Exchange Composite Transaction Reporting System.

     The specific terms of an option grant to a plan participant are determined by the Committee. However, in no event may an option be exercised within one year of, or beyond ten years from, the date of the grant. In addition, no option or associated stock appreciation right may be exercised more than two years after termination of the participant's employment, if such termination occurred following the death, disability or retirement of the participant or a change in control of the Company, as such terms are defined in the plan. If termination of employment occurs for any other reason (other than termination for cause) no option or associated stock appreciation right may be exercised more than three months following the date of termination. However, if the participant dies within this three-month period, the participant's beneficiary will be permitted to exercise the option or stock appreciation right within one year of the date of termination of employment. No option may be exercised by a participant or a beneficiary beyond the term specified in the option grant. Options and stock appreciation rights will generally be nontransferable during the lifetime of the participant, except that the Committee may, in its discretion, grant nonqualified stock options that may be transferred pursuant to a qualified domestic relations order, or to an immediate family member or a trust for the benefit of an immediate family member. Payment for the shares as to which an option is exercised will be made in cash, or if permitted by the Committee, in shares of Company Common Stock that have been held by the participant for at least six months, or a combination of cash and stock. The Committee may permit participants to satisfy, in whole or in part, any federal, state, or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company Common Stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

        Under the terms of the plan, an option grant may, in the discretion of the Committee, also include a stock appreciation right which will entitle a participant to surrender the option, in whole or in part, and receive in exchange an amount equal to the excess of the fair market value, on the date of surrender, of the shares covered by the option over the option price of such shares. This excess may be paid in shares of Company Common Stock, cash or a combination of both, in the discretion of the Committee.

Restricted Stock Awards

         A restricted stock award is an award of common shares that may not be sold, assigned, transferred, or otherwise encumbered, except by will or the laws of descent and distribution, for a period (the "restricted period") of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted. The Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period.

         During the restricted period, the participant is the registered owner of the shares and is entitled to receive dividends with respect to such stock and to vote such shares, but participants do not receive stock certificates. If during the restricted period the participant's continuous employment terminates for any reason (other than by reason of death, disability, retirement or pursuant to a change in control as such terms are defined under the plan), any shares remaining subject to restrictions are forfeited by the participant and transferred at no cost to the Company, provided however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of employment. When the restricted period ends, the restrictions on shares lapse and stock certificates are delivered to the participant. The Committee may permit participants to satisfy, in whole or in part, any federal, state, or local tax requirements due upon the lapse of such restrictions by delivering already-owned Company Common Stock or by directing the Company to retain Company Common Stock otherwise issuable to the participant upon the lapse of such restrictions, having a fair market value equal to the amount of the tax.

Federal Income Tax Consequences

         A participant is not taxed upon the grant of a Nonstatutory Stock Option (NSO). Upon the exercise of an NSO, the participant is taxed at ordinary income rates on the difference between the fair market value of the shares on the date of exercise and the option price. The Company is entitled to a tax deduction equal in amount to ordinary income recognized by the participant. The participant's basis in the Company Common Stock acquired upon exercise of an NSO is equal to the option price plus the amount of ordinary income recognized.

         A participant does not recognize any income for Federal income tax purposes upon either the grant or timely exercise of an Incentive Stock Option
(ISO). However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax.

         If the participant holds the shares purchased through the exercise of the ISO for two years from the date of the grant of the option and one year from the exercise date, the participant will be eligible for long-term capital gains treatment on the sale of the shares equal to the difference between the amount realized on the sale and the option price. The Company is not entitled to a tax deduction in this event. If the participant disposes of the shares within two years from the date of the grant or within one year from the exercise date (a "disqualifying disposition"), the participant will be subject to ordinary income tax treatment on the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on disposition. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the participant.

         The Committee may, in its discretion permit a participant to deliver previously acquired shares in payment for the option price of an NSO or ISO. If the participant uses shares of Company Common Stock to pay the option price of an NSO, gain or loss is not recognized on the exchange to the extent that the number of shares received does not exceed the number turned in as payment. The shares received in the exchange have the same basis and holding periods as the shares used for payment. Any additional shares received upon the exercise of an NSO have a tax basis equal to the amount of ordinary income realized by the participant and holding period beginning on the date of exercise.

         If the participant uses shares of Company Common Stock to pay the option price of an ISO, gain or loss is not generally recognized on the exchange. The equivalent number of shares received in exchange for the shares turned in have the basis and holding period of the shares turned in for capital gain or loss purposes. Any additional shares received have a zero basis with a holding period beginning on the exercise date. However, if Company Common Stock acquired upon a prior exercise of an ISO is transferred in payment for subsequent exercise of an ISO or NSO, before the requisite holding periods for the surrendered shares have been met, the optionee will recognize ordinary income on the gain resulting from the disposition of such shares. "Gain" for this purpose is defined as the lesser of 1) the difference between the fair market value of the stock on the date of exercise of the first option and the option price of the first option, or 2) the fair market value of the stock on the date of exercise of the second option and the option price of the first option.

         Upon the exercise of a Stock Appreciation Right (SAR) a participant will be subject to ordinary income tax treatment on the cash plus the fair market value of shares of Company Common Stock received. The Company will be entitled to a tax deduction in the same amount as the ordinary income realized by the participant. A participant's basis in any stock acquired upon the exercise of an SAR is equal to the amount of ordinary income recognized excluding any cash received.

         In the case of a restricted stock award, a participant is not taxed upon the grant of any such award, but rather, the participant realizes ordinary income in an amount equal to the fair market value of Company Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code). The Company is entitled to a deduction at the time and in the amount that the participant realizes ordinary income, unless such amount exceeds the limit on compensation payable to executives pursuant to Section 162(m) of the Code. A participant may elect under
Section 83(b) of the Internal Revenue Code (not later than 30 days after acquiring such restricted shares) to realize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to realize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

         It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the plan if the amendment is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the amendment had been in effect.

Stockholder Vote Required for Approval

         Approval of Proposal 3 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal. The Board of Directors unanimously recommends a vote FOR Proposal 3.

                                   PROPOSAL 4

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors recommends that the firm of Coopers & Lybrand L.L.P. be appointed as independent public accountants for the Company for the year ending December 31, 1997. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since 1965.

        Representatives of Coopers & Lybrand L.L.P. will be present at the meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by stockholders.

        Unless otherwise directed, the shares represented by the enclosed proxy card will be voted for the appointment of Coopers & Lybrand L.L.P. as independent public accountants for 1997. Approval of Proposal 4 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal.

        The Board of Directors unanimously recommends a vote FOR Proposal 4.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

        As currently contemplated, the Restructuring, if approved, will be effectuated in the second quarter of 1997. Therefore, it is expected that HSB Group will be conducting the 1998 Annual Meeting of Stockholders. Stockholders who wish to submit written proposals for possible inclusion in the proxy statement prepared in connection with such meeting must make certain that they are received no later than October 30, 1997. Proposals should be sent to the Corporate Secretary, HSB Group, Inc., One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024.

                    OTHER BUSINESS TO COME BEFORE THE MEETING

        The management does not know of any matters to be presented for consideration at the meeting other than the matters described in the Notice of Annual Meeting; but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. Stockholders desiring to nominate persons for election as directors or to bring other business before stockholders at the meeting must provide the appropriate written notice required by the Company's Bylaws, copies of which are available upon request to the Corporate Secretary of the Company.

                        ADDITIONAL INFORMATION AVAILABLE

        THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY RECEIVE A COPY OF THE 10-K BY SENDING A WRITTEN REQUEST TO THE OFFICE OF THE TREASURER, THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024.

                      By Order of the Board of Directors,


                      R. K. PRICE
                      Corporate Secretary



                                       Printed on recycled paper

                                                              Appendix A

                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                                       OF
           THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY,
                            a Connecticut corporation
                                       AND
                                 HSB GROUP, INC.
                            a Connecticut corporation

         This Agreement and Plan of Share Exchange (the "Agreement" or "Plan of Exchange") is dated and executed as of the ______day of _______, 1997, by and between THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, a
Connecticut corporation (the "Insurance Company"), and HSB GROUP, INC. a Connecticut corporation (the "Holding Company").

          1. The name of the Insurance Company is The Hartford Steam Boiler Inspection and Insurance Company, a Connecticut corporation, and the name of the Holding Company is HSB Group, Inc., a Connecticut Corporation.

          2.   The designation  and number of authorized and outstanding  shares of the Holding Company are: x shares of common stock, no par value (the "Holding Company Common Shares"), each of which is entitled to one vote and x shares of which are issued and outstanding. Immediately prior to the Effective Time (as hereinafter defined), the designation and number of authorized shares of the Holding Company will be: (a) 50,000,000 Holding Company Common Shares, each of which will have attached thereto a Right (as defined below); and (b) 500,000 shares of preferred stock, no par value (the "Holding Company Preferred Shares"), of which (i) 250,000 will be designated as Series A Junior Participating Preferred Shares (the "Holding Company Junior Preferred Shares"), each of which will be entitled to 200 votes, voting together with the Holding Company Common Shares, and (ii) 2,000 will be designated as Series B Convertible Preferred Shares (the "Holding Company Convertible Shares"), each of which will be entitled to 199 votes, voting together with the Holding Company Common Shares, and with respect to certain matters voting as a separate class.

               The designation and number of authorized and outstanding shares of the Insurance Company are: (a) 50,000,000 shares of common stock, no par value (the "Insurance Company Common Shares"), each of which is entitled to one vote, 20,041,707 shares of which were, as of February 13, 1997, issued and outstanding and 29,958,293 shares of which were, as of February 13, 1997, held as authorized and unissued shares of the Insurance Company, and which in each case have attached thereto a Right; and (b) 500,000 authorized preferred shares, no par value (the "Insurance Company Preferred Shares"), of which (i) 250,000 are designated Series A Junior Participating Preferred Shares (the "Insurance Company Junior Preferred Shares"),each of which is entitled to 200 votes, voting together with the Insurance Company Common Shares, and none of which is outstanding, and (ii) 2,000 shares are designated as Series B Convertible Preferred Shares (the "Insurance Company Convertible Preferred Shares"), each of which is entitled to 199 votes, voting together with the Insurance Company Common Shares, and with respect to certain matters voting as a separate class, and all of which were, as of February 13, 1997, issued and outstanding.

               For adoption and approval, this Plan of Exchange shall require the approval of two-thirds of all outstanding Insurance Company Common Shares and Convertible Preferred Stock voting together as a single class.

          3. Upon the time of filing of a Certificate of Exchange in connection with the share exchange contemplated hereby (the "Share Exchange") with the Secretary of State of the State of Connecticut (the "Effective Time"):

                    (a) each outstanding Insurance Company Common Share (and associated Right) and each outstanding Insurance Company Convertible Preferred Share shall by operation of law and without further action be exchanged for one Holding Company Common Share (and associated Right) and one Holding Company Convertible Preferred Share, respectively, subject to dissenting stockholders' rights under Sections 33-855 to 33-872, inclusive of the Connecticut Business Corporation Act (the "CBCA"); and

                    (b) each Holding Company Common Share outstanding immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued Holding Company Common Share;

               so that, immediately after the Effective Time, all of the outstanding Insurance Company Common Shares and Insurance Company Convertible Shares will be held by the Holding Company, and all of the outstanding Holding Company Common Shares and Holding Company Convertible Preferred Shares will be held by the owners of the Insurance Company Common Shares and Insurance Company Convertible Preferred Shares, respectively, that were outstanding immediately prior to the Effective Time.

          4. By the Holding Company's having executed this Agreement and by the subsequent consummation of the transactions enumerated herein, the Holding Company shall be deemed to have approved the following plans of the Insurance Company (collectively, the "Plans"): the 1985 and 1995 Stock Option Plans; the Retirement Plan; the Excess Retirement Plan; the Thrift Incentive Plan; the Leveraged Employee Stock Ownership Plan; the Long-Term and Short-Term Incentive Plans; the Directors Stock and Deferred Compensation Plan; the Service Award Plan; employment agreements; and all other employee benefit plans or programs of the Insurance Company; and, by virtue of the Share Exchange and without any action on the part of the participants in the Plans, each Insurance Company Common Share and each option, unit or right then issued and outstanding under the Plans shall be converted into an equivalent number of shares, options, units or rights, respectively, of Holding Company Common Shares, at the same per share price, if applicable, and upon the same terms and subject to the same conditions as applicable immediately prior to the Effective Time to the relevant share, option, unit or right, and any restricted shares awarded under such Plans as to which the restrictions have not lapsed as of the Effective Time of the Share Exchange, will be converted into the same number of Holding Company Common Shares carrying identical restrictions.

               To the extent deemed necessary or appropriate, Holding Company and Insurance Company shall make appropriate amendments to the Plans to reflect the adoption thereof as the plans of Holding Company without adverse effect upon any of the options and shares outstanding under the Plans.

          5. At the Effective Time, the Holding Company will assume the Insurance Company's rights and obligations pursuant to the Rights Agreement, dated as of November 28, 1988 between the Insurance Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"), and by virtue of the Share Exchange, and without any action on the part of the holder thereof, each right (a "Right") to purchase Insurance Company Junior Preferred Shares and to otherwise exercise options, rights and privileges, issued pursuant to the Rights Agreement shall be converted into and become a right to purchase an equivalent number or amount of Holding Company Junior Preferred Shares, at the same exercise price, and upon the same terms and subject to the same conditions, as applicable immediately prior to the Effective Time and to otherwise exercise options, rights and other privileges pursuant to the Rights Agreement. The Holding Company will reserve, for purposes of issuance pursuant to the Rights Agreement, a number of Holding Company Junior Preferred Shares equivalent to the number of Insurance Company Junior Preferred Shares reserved by the Insurance Company for such purposes immediately prior to the Effective Time.

          6. At the Effective Time, each certificate evidencing ownership of Insurance Company Common Shares (and associated Rights) and Insurance Company Convertible Preferred Shares outstanding at the Effective Time shall automatically, and without any action by the holder thereof, be deemed to evidence, an equivalent number of Holding Company Common Shares (and associated Rights) or Holding Company Convertible Preferred Shares, respectively, subject to dissenting stockholders' rights under Sections 33-855 to 33-872, inclusive, of the CBCA.

          7. At the Effective Time, the board of directors and executive officers of the Holding Company shall become the board of directors and executive officers of the Holding Company. The executive officers of the Holding Company shall be identified as follows: Gordon W. Kreh, President and Chief Executive Officer; John J. Kelley, Senior Vice President; Michael L. Downs, Senior Vice President; Saul L. Basch, Senior Vice President, Treasurer and Chief Financial Officer; William A. Kerr, Senior Vice President; Robert C. Walker, Senior Vice President and General Counsel; R. Kevin Price, Senior Vice President and Corporate Secretary; William Stockdale, Senior Vice President.

          8. Immediately prior to, and at, the Effective Time, the articles of incorporation of the Holding Company shall be as set forth in Exhibit A to this Agreement.

          9.   The Plan of Exchange shall be conditioned upon:

                    (a) receipt of the requisite vote of stockholders of the Insurance Company pursuant to Section 33-817 of the CBCA;

                    (b) approval or exemption of the insurance regulatory authorities in Connecticut, Texas, Michigan and the United Kingdom, or any other consents, approvals or exemptions necessary or appropriate for the consummation of the Share Exchange, in form and substance satisfactory to the Insurance Company and the Holding Company;

                    (c) the effectiveness of a Registration Statement under the Securities Act of 1933 relating to the common stock of Holding Company to be issued or reserved for issuance in connection with the Share Exchange;

                    (d) authorization for listing, subject to official notice of
                    issuance,   of  the  Holding   Company  Common  Shares  (and
                    associated Rights) on the New York Stock Exchange, Inc.;

                    (e) receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Insurance Company, regarding certain federal income tax consequences of the Share Exchange;

                    (f) receipt of an opinion of counsel as to the legality of the Holding Company Common Shares and Holding Company Convertible Preferred Shares issuable in connection with the Share Exchange; and

                    (g) the absence of any injunction prohibiting or restricting in any manner the Share Exchange or the operation of the Holding Company, the Insurance Company or any of their subsidiaries after consummation of such Share Exchange.

          10. At any time before or after the adoption of this Agreement by the stockholders of the Insurance Company, this Agreement may be amended or modified or certain of its conditions waived by the boards of directors of the Holding Company and the Insurance Company or authorized committees of such boards; provided that no such amendment, modification or waiver may affect the rights of any stockholder of the Insurance Company in any manner that is materially adverse to such stockholder in the judgment of the board of directors of the Insurance Company. The Plan of Exchange may be abandoned by either the Insurance Company or the Holding Company, notwithstanding the approval of the Plan of Exchange by the stockholders of the Insurance Company, at any time prior to the Effective Time, if for any reason the board of directors of either of such corporations determines that it is inadvisable to proceed with the Plan of Exchange, including without limitation, giving consideration to the number of shares for which dissenting stockholders' rights pursuant to Sections 33-855 to 33-872, inclusive, of the CBCA have been exercised and the cost to the Insurance Company thereof.

          11. The Insurance Company and the Holding Company, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Share Exchange and the other transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of the Holding Company and the Insurance Company, as of the Effective Time, shall take such further action.

                                            THE HARTFORD STEAM BOILER
                                            INSPECTION AND INSURANCE COMPANY
                                            a Connecticut corporation


                                            By:  ______________________________
                                            Its:


                                            HSB GROUP, INC.
                                            a Connecticut corporation
                                            By:  ______________________________
                                            Its: ______________________________

                                                        APPENDIX B


                     CONNECTICUT GENERAL STATUTES ANNOTATED
                             TITLE 33. CORPORATIONS
                       CHAPTER 601. BUSINESS CORPORATIONS
                          PART XIII. DISSENTERS' RIGHTS
               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


Section 33-855. Definitions

 As used in sections 33-855 to 33-872, inclusive:

 (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

 (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

 (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

 (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

 (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

 (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

 (7) "Shareholder" means the record shareholder or the beneficial shareholder.


Section 33-856. Right to dissent

 (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

 (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

 (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

 (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

 (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

 (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

 (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.


Section 33-857. Dissent by nominees and beneficial owners

 (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

 (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


Sections 33-858, 33-859. Reserved for future use



                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS


Section 33-860. Notice of dissenters' rights

(a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

 (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.


Section 33-861. Notice of intent to demand payment

 (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

 (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.


Section 33-862. Dissenters' notice

 (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

 (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

 (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

 (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

 (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

 (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

 (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.


Section 33-863. Duty to demand payment

    (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

 (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

 (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.


Section 33-864. Share restrictions

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.


Section 33-865. Payment

 (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

 (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33- 860; and (5) a copy of sections 33-855 to 33-872, inclusive.


Section 33-866. Failure to take action

 (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

 (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.


Section 33-867. After-acquired shares

 (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

 (b) To the extent the corporation  elects to withhold  payment under subsection
(a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.


Section 33-868. Procedure if shareholder dissatisfied with payment or offer

 (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

 (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

 (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

 (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

 (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.


Sections 33-869, 33-870. Reserved for future use



                        (C) JUDICIAL APPRAISAL OF SHARES


Section 33-871. Court action

 (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

 (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

 (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

 (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.


Section 33-872. Court costs and counsel fees

 (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

 (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

 (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


                                                                    APPENDIX D

                                     BYLAWS
                                       of
                                 HSB GROUP, INC.

                                   ARTICLE I.
                             SHAREHOLDERS' MEETINGS

         All meetings of the Shareholders shall be held in the City of Hartford or such other place within Connecticut as the Board of Directors may appoint. The Annual Meeting shall be held on the 3rd Tuesday of April in each year or on some other day within two (2) months thereafter as fixed by the Board of Directors. Special meetings of the Shareholders may be held at such time as fixed by the Board of Directors. Notice of every meeting of the Shareholders and of the time and place thereof shall be given as required by law. At each meeting of the Shareholders the President or Chairman of the Board shall preside and act as Chairman. The Chairman may appoint a Committee on Proxies to receive, count and report the votes cast in person at such meeting and the votes represented by proxies. The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the Shareholders. If a quorum is not present at such meeting, the Shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to Shareholders not present or represented at the meeting.

         Regulations for the conduct of a meeting of Shareholders may be prescribed by the Chairman or at the Chairman's option be adopted by the Shareholders present by voice vote or by ballot.

         At any meeting of the Shareholders, only such business may be conducted as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the meeting, or
(c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder pursuant to clause (c) above, the Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a Shareholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such Shareholder, (c) the class and number of shares of capital stock of the Company which are beneficially held by such Shareholder and (d) any material interest of such Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth herein, or that business was not lawful or appropriate for consideration by Shareholders at the meeting, and if the Chairman of the meeting should so determine, the Chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted at that meeting.

         Nominations of persons for election to the Board of Directors of the Company may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors in compliance with the notice procedures set forth herein. Any Shareholder entitled to vote for the election of Directors at a meeting may nominate persons for the election of Directors only if timely written notice of such Shareholder's intent is given to the Corporate Secretary. To be timely, a Shareholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the Shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such Shareholder and, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such Shareholder. If the Chairman of the meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.


                                   ARTICLE II.
                                    DIRECTORS

         The Board of Directors shall consist of the number of directors fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No person shall serve as Director beyond the date of the first Annual Meeting of Shareholders held subsequent to the Director's seventieth birthday.

         Regular and special meetings of the Board of Directors shall be held as determined by the Directors.

         At any meetings of the Board of Directors, a majority of the Directors then in office, but not less than one third of the of directorships fixed in accordance with this Article, shall constitute a quorum for the transaction of business. Unless otherwise prescribed herein or in the Articles of Incorporation of the Company, action of the Board of Directors shall be by majority vote of the Directors present. The compensation of Directors shall be determined by the Board of Directors.


                                  ARTICLE III.
                                   COMMITTEES

         The Board of Directors may by resolution designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution, subject to such limitations as are provided under Section 33-753 of the Connecticut General Statutes, as it may be amended from time to time.

         The  Board  of  Directors  may by  resolution  designate  one  or  more
Directors as alternate members of such committees who may replace any absent member at any meeting of such committees upon such notice and in such manner as may be provided in the resolution designating such alternate members.


                                   ARTICLE IV.
                                    OFFICERS

         There shall be a President and there may be a Chairman of the Board, each elected by the Board of Directors from their own number. The President shall be the chief executive officer and responsible under the direction of the Board of Directors for the supervision, management and active control of the affairs and properties of the Company.

         The Board of Directors may also elect a Corporate Secretary, a Treasurer, one or more Executive Vice Presidents and Senior Vice Presidents.

         The President shall appoint such other Officers as may be required for the prompt and orderly transaction of the business of the Company.

          Any elected Officer may be removed at the pleasure of the Directors and any appointed Officer may also be removed by the President.

         The Officers shall be subject to the direction of and shall have such authority and perform such duties as may be assigned from time to time by the Board of Directors or the President.

                                   ARTICLE V.
                                   AMENDMENTS

         These bylaws may be altered, amended, added to or repealed by a majority of the entire Board of Directors at any meeting of said Board, provided that notice thereof shall have been given in the notice of such meeting.




STATE OF CONNECTICUT,
ss.                                     Hartford, CT..............19
COUNTY OF HARTFORD.

         The foregoing is a true copy of the bylaws of HSB Group, Inc.
                                       Attest:___________________
                                             Corporate Secretary

                                                                 APPENDIX C


                              Amended and Restated

                            ARTICLES OF INCORPORATION

                                       of

                                 HSB GROUP, INC.

                          Effective as of _______, 1997

                              Hartford, Connecticut

                            ARTICLES OF INCORPORATION
                                       of
                                 HSB GROUP, INC.

Article I.

The name of the Corporation is HSB Group, Inc.

Article II.

The address of the registered office of the Corporation is One State Street, Hartford, Connecticut, 06102-5024. The name of the registered agent at that address is R. Kevin Price.

Article III.

The nature of the business to be transacted, and the purposes to be promoted or carried out by the Corporation, are to engage in any lawful act or activity for which corporations may be formed under the Connecticut Business Corporation Act or any successor statute thereto.

Article IV.

A. The authorized number of shares, which may be increased from time to time when and if authorized by the shareholders shall consist of 50,000,000 shares of common stock and 500,000 shares of preferred stock, of which 250,000 shares have been designated as "Series A Junior Participating
     Preferred Stock" and 2,000 shares have been designated as "Series B Convertible Preferred Stock".

B. The Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock including, without limitation, any voting rights thereof, to divide and issue the preferred stock in series, to fix and determine the variations among series to the extent permitted by law and to provide that shares of the preferred stock, or any series thereof, may be convertible into the same or a different number of shares of common stock. No shareholder shall have any preemptive right to purchase or subscribe to any shares of any class of stock of the Corporation, whether authorized on or after the effective date of this act, or to any securities convertible into shares of any class of stock of the Corporation.

C. The designations, voting powers, preferences and relative, participating, optional and other special rights of the Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

     1.  Designation and Amount.

        The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 250,000.

     2.  Dividends and Distributions.

          (a). Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date ), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $12.00 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly
               Dividend  Payment Date,  or, with respect to the first  Quarterly
               Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 28, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b). The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph 2.(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $12.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c). Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. Voting Rights.

        The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (a). Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock, or
               (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b). Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (c). (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

             (ii) During any default period, such voting right of the holders of
                  Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph
                  (iii) of this Section 3.(c). or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

             (iii)Unless  the  holders  of  Preferred  Stock  shall,  during  an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3.(c).(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph 3.(c).(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

             (iv) In any default period,  the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3.(c).(ii) of this Section) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph 3.(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period,(x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph 3.(c).(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (d). Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

        (a). Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

              (i) declare or pay dividends on, make any other  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

              (ii)declare or pay  dividends  on or make any other  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii)redeem or purchase  or  otherwise  acquire  for  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (iv) purchase or otherwise  acquire for  consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating-Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (b). The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5.  Reacquired Shares.

         Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

    6.  Liquidation, Dissolution or Winding Up.

     (a). Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in paragraph 6.(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (b). In the event, however that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stocks if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (c). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or
          (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    7.  Consolidation, Merger. etc.

        In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    8.  Optional Redemption.

     (a). The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 200 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall be otherwise entitled immediately prior to such event under the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that shall have been outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing prices per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock shall not be listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock shall not be listed or admitted to trading or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock shall not be quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker shall be making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock shall be listed or admitted to trading shall be open for the transaction of business or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York shall not be authorized or obligated by law or executive order to close.

     (b). Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth-day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Any notice which shall be mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder shall have received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock.

        (c). If less than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors.

        (d). The notice of redemption to each holder of Series A Junior Participating Preferred Stock shall specify (a) the number of shares of Series A Junior Participating Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

     (e). If any such notice of redemption shall have been duly given or if the corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation. with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding, all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares Any interest accrued on such funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided, however, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

     9.  Ranking.

         The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    10.  Amendment.

         The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

D. The designations, voting powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

     1.  Number of Shares and Designations.

         Two thousand (2,000) shares of the Preferred Stock, without par value, of the Corporation are constituted as a series thereof designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock").

     2.  Definitions.

         For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

          (a). "Accrued Dividends" shall have the meaning set forth in Section 4.(a) below.

          (b). "Articles   of   Incorporation"   shall  mean  the   Articles  of
               Incorporation of the Corporation, as amended from time to time.

          (c). "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such board of directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

         (d).  "Business  Day" shall mean any day other than a Saturday,  Sunday
               or  a  day  on  which  state  or  federally   chartered   banking
               institutions in New York, New York are not required to be open.

          (e). "Call Event" shall mean the consummation of a transaction pursuant to Section 2.2 of the Transaction Agreement.

          (f). "Common Stock" shall mean the common stock of the Corporation, without par value.

          (g). "Constituent Person" shall have the meaning set forth in Section 8.(e) below.

          (h). "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
               Section 8. below. The initial conversion price will be $ 50.20.

          (i). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if
               such security is not listed or admitted for trading on the New York Stock Exchange ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

         (j). "Dividend Payment Date" shall mean the last business day of January, April, July and October in each year, commencing on the last business day of January, 1997, provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

         (k). "Dividend Periods" shall mean quarterly dividend periods commencing on the last business day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include January 30, 1997).

          (l). "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          (m). "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued and sold.

          (n). "Junior Stock" shall mean the Common Stock, the Series A Preferred Stock and any other class or series of shares of the Corporation over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (o). "Liquidation  Preference"  shall  have the  meaning  set forth in
               Section 4.(a). below.

          (p). "non-electing share" shall have the meaning set forth in Section 8.(e). below.

          (q). "Person"   shall   mean  any   individual,   firm,   partnership,
               corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (r). "Put Event" shall mean the consummation of a transaction pursuant to Section 2.3 of the Transaction Agreement.

          (s). "Redemption Date" shall have the meaning set forth in Section 5.(b). below.

          (t). "Rights" shall mean the rights of the Corporation which are issuable under the Corporation's Rights Agreement dated as of November 28, 1988, and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plans adopted in replacement of the Corporation's Rights Agreement.

          (u). "Securities"   shall  have  the  meaning  set  forth  in  Section
               8.(d).(3) below.

          (v). "Series A Preferred Stock" shall mean the series of Preferred Stock of the Corporation, without par value, designated Series A Junior Participating Preferred Stock.

          (w). "Series B  Preferred  Stock"  shall have the meaning set forth in
               Section 1 above.

          (x). "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          (y). "Stated Value" shall have the meaning set forth in Section 4.(a) below.

          (z). "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of the NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

          (aa)."Transaction" shall have the meaning set forth in Section D.8.(e). hereof.

          (bb)."Transaction Agreement" shall mean that certain Transaction Agreement, dated as of December 30, 1994, by and among the Corporation and General Reinsurance Corporation.

          (cc.)"Transfer Agent" means The First National Bank of Boston or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series B Preferred Stock.

     3.  Dividends.

          (a). The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $650 per share of Series B Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or
               Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on January 31, 1997. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (b). The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

          (c). So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of stock ranking on a parity as to dividends and amount distributable upon liquidation, dissolution or winding up shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such parity stock.

          (d). So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock or any series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with Series B Preferred Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other stock of the Corporation ranking on a parity with the Series B Preferred Stock, as to dividends and amounts distributable upon liquidation, dissolution or winding up shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such parity stock.

     4.  Payments upon Liquidation.

          (a). In the event of any liquidation, dissolution or winding up of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive Ten Thousand Dollars ($10,000) per share of Series B Preferred Stock (the "Stated Value") plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon ("Accrued Dividends") to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the Liquidation Preference, and the liquidation preference on all other shares of any class or series of stock ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4., (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

        (b). Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Series B Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     5.  Redemption at the Option of the Corporation.

          (a). The shares of Series B Preferred Stock shall be redeemable at the option of the Corporation by resolution of its Board of
               Directors, in whole (i) at any time on or after the fifth anniversary of the Issue Date or (ii) if on the date of a notice pursuant to Section 5.(b) below, the Current Market Price of all Common Stock which would be issuable upon conversion of all of the 2,000 shares of Preferred Stock originally issued, as of any date within ten Business Days prior to such notice date, exceeded $22 million. In either case, such redemption shall be at the Stated Value, plus all dividends accrued and unpaid on the shares of Series B Preferred Stock up to the date fixed for the redemption, upon giving notice as provided hereinbelow.

          (b). At least 90 days prior to the date fixed for the redemption of shares of Series B Preferred Stock, a written notice shall be mailed in a postage prepaid envelope to each holder of record of the shares of Series B Preferred Stock to be redeemed, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption.

              On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

              From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption
              Date) of shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption
              Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of Series B Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

              If a notice of redemption  has been given pursuant to this Section
              5. and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, give written notice to the Corporation pursuant to Section
              8. below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 8. below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 8. below, and any moneys set aside by the Corporation for the redemption of such shares of converted Series B Preferred Stock shall revert to the general funds of the Corporation.

     6.  Redemption at the Option of the Holder.

         The Corporation, when requested to do so in writing by a holder of Series B Preferred Stock at any time after the earlier of (i) the eighth anniversary of an Issue Date pursuant to a Call Event or (ii) the fifth anniversary of an Issue Date pursuant to a Put Event, shall purchase or redeem the share or shares of Series B Preferred Stock identified by such holder, such purchase or redemption to occur on a date not more than thirty days after receipt by the Corporation of such request, at the Stated Value of the share or shares to be purchased or redeemed, plus all dividends accrued and unpaid on such share or shares up to the date of such purchase or redemption.

     7.  Shares to Be Retired.

         All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     8.  Conversion.

         Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

          (a). Subject  to and  upon  compliance  with  the  provisions  of this
               Section 8., a holder of shares of Series B Preferred Stock shall have the right, at its option, at any time after 5 Business Days after the Issue Date, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Stated Value of such shares by the Conversion Price (as in effect on the date provided for in the last paragraph of Section 8.(b).) by surrendering such shares to be converted, such surrender to be made in the manner provided in
               Section 8.(b).; provided, however, that the right to convert shares called for redemption pursuant to Section 5. of this article shall terminate at the close of business on the day preceding the Redemption Date, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5. of this article. Certificates will be issued for the remaining shares of Series B Preferred Stock in any case in which fewer than all of the shares of Series B Preferred Stock represented by a certificate are converted.

          (b). In order to exercise the conversion right, the holder of shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

               Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

               As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8.(c).

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

          (c). No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

          (d). The Conversion Price shall be adjusted from time to time as follows:

                (1) If the  Corporation  shall  after the  Issue  Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 8.(h). below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                (2) If the  Corporation  shall issue after the Issue Date rights or warrants (in each case, other than the Rights) to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 8.(h). below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                (3) If the  Corporation  shall  distribute to all holders of its
                    Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid from profits or surplus of the Corporation) or rights or warrants (in each case, other than the Rights) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (b) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (b) above (any of the foregoing being hereinafter in this subparagraph (3) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in Section 8.(h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (c), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (c); provided that on the date, if any, on which a Person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (c) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                (4) No  adjustment  in the  Conversion  Price  shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 8 (other than this subparagraph (4)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation. All calculations under this Section 8 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/10 of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section 8.(d). to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 8.(d)., as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

          (e). If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which
               Section 8.(d).(1) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.(e). the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 8.(e). and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 8.(e) shall similarly apply to successive Transactions.

           (f).  If:

                 (1) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus and other than the Rights); or

                 (2) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase any shares of any class or any other rights or warrants (other than the Rights); or

                 (3) there shall be any reclassification of the Common Stock (other than an event to which Section 8.(d).(1) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                 (4) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.

          (g). Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

          (h). In any case in which Section 8.(d). provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
               (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8.(c).

           (i). For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

           (j). There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 8, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

           (k). If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

          (l) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Section 8.(l)., the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               The Corporation covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

          (m). The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     9.  Ranking.

          Any class or series of stock of the Corporation shall be deemed to rank:

          (a). prior to the Series B Preferred Stock, as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Series B Preferred Stock;

          (b). on a parity with the Series B Preferred Stock, as to thepayment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

         (c). junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or Series A Preferred Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock or series.

     10.  Voting.

          (a). The holders of shares of Series B Preferred Stock shall have the following voting rights:

          1. Subject to the provision for adjustment hereinafter setforth, each share of Series B Preferred Stock shall entitle the holder thereof to 199 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Issue Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          2. Except as otherwise provided herein or by law, theholders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (b) Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the outstanding shares of Series B Preferred Stock (in addition to any vote required by the terms of any other affected series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution and winding up), given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, at which the holders of shares of Series B Preferred Stock and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations, Preferences and
               Rights or any similar document relating to any series of Preferred Stock) which would materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series B Preferred Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of Series B Preferred Stock.

          (c). Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the outstanding shares of Series B Preferred Stock (in addition to any vote required by the terms of any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up), given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series B Preferred Stock and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

          (d). For purposes of the provisions of Sections 10.(b). and 10.(c), each share of Series B Preferred Stock shall have one (1) vote per share.

          (e). Except as set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     11.  Record Holders.

          The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


Article V.

The corporate office shall be in Hartford or in such other town in Connecticut as the Board of Directors may determine. The annual meeting of the shareholders shall be held at such time and place within the state and upon such notice as may be determined from time to time either by or in accordance with the bylaws. At all meetings of the shareholders and subject, in the case of preferred shareholders, to such provisions concerning voting rights as the Board of Directors may determine pursuant to the authority granted in Article III hereof, each shareholder shall be entitled to vote in person or by an attorney duly authorized by a written proxy and each share of common stock represented at the meeting shall be entitled to one vote.

Article VI.

The business property and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of the number of directors fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The directors initially elected to Class I shall serve for a term expiring at the annual meeting of shareholders next following the end of the calendar year 1997, the directors initially elected to Class II shall serve for a terms expiring at the annual meeting of shareholders next following the end of the calendar year 1998 and the directors initially elected to the third class shall serve for a term expiring at the annual meeting of shareholders next following the end of the calendar year 1998. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a reduction of the number of directors remove any director in office or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, removal from office or order of court that, by reason of incompetency or any other lawful cause, he is no longer a director in office.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase, and any other vacancy occurring in the Board of Directors may be filled by concurring vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Any director or the entire Board of Directors may be removed only for cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation, voting together as a single class. For the purposes of this Article 6, "cause" shall be defined as (a) a final non-appealable order of conviction of a felony involving moral turpitude by a court of competent jurisdiction in the United States or (b) a final non-appealable order of a court of competent jurisdiction in the United States finding gross negligence in the performance of duties as a director or officer of the Corporation.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such term.

Notwithstanding any other provisions of these Articles or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the Corporation) the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article VI; provided, however, that this paragraph shall not apply to, and such eighty percent (80%) vote shall not be required for any amendment, repeal or adoption recommended by three-quarters of the entire Board if all of such directors are persons who were members of the Board at the annual meeting of shareholders of the Corporation held prior to the proposal of any such amendment, repeal or adoption or persons nominated by such members.

Article VII.

A. In addition to any affirmative vote required by law or these Articles or the bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article VII, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles or the bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

    1. The Business Combination shall have been approved by two-thirds (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder, as hereinafter defined to become an Interested Shareholder) of the Continuing Directors, as hereinafter defined.

    2. All of the following conditions shall have been met:

       (a). The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the
             Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

             (i) (if  applicable)  the highest per share  price  (including  any brokerage  commissions,  transfer taxes and soliciting dealers'
                 fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date");

              (ii)the  Fair  Market  Value  per  share  of  Common  Stock on the
                  Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher;

             (iii)(if  applicable)  the price per share equal to the Fair Market
                  Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of
                  (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock; and

             (iv) The Corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) with respect to common stock of such Interested Shareholder or the highest price/earnings multiple with respect to Common Stock within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community);

       (b). The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii),
             (iii) and (iv) below:

             (i) (if  applicable)  the highest per share  price  (including  any brokerage  commissions,  transfer taxes and soliciting dealers'
                 fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder within the two-year period immediately prior to the Announcement Date;

           (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher;

          (iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of the Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock; and

          (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

           The provision of this paragraph 2.(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

          (c). The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

          (d). After  such  Interested  Shareholder  has  become  an  Interested
               Shareholder  and  prior  to the  consummation  of  such  Business
               Combination: (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect fully any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

          (e). After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of this Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f). A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules and regulations) or the insurance laws and regulations of the State of Connecticut, if applicable, shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required by law to be mailed). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

C.  For the purposes of this Article VII:

     1.  The term "Business Combination" shall mean:

         (a). any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or
               (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

         (b). any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of this Corporation, any subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $10,000,000 or more; or

          (c). the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

         (d). any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder: or

          (e). any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

     2. The term "Capital Stock" shall mean all stock of the Corporation authorized to be issued from time to time under Article III of these Articles, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

     3. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

     4. The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

     5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, convertible securities, exchange rights, warrants or options, or otherwise, or
          (ii) the right to vote pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, convertible securities, exchange rights, warrants or options, or otherwise, or
          (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on March 1, 1984 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

     7. The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 4 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

     8. The term "Continuing Director" means any member of the board of directors of the Corporation (the "Board") while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a Member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

     9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

     10. In the event of any Business Combination in which this Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs 2.(a) and 2.(b) of Section B of this Article VII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

D. The Board of Directors shall have the power and duty to determine for the purposes of this Article VII on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation have, or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

E. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F. The fact that any Business Combination complies with the provisions of Section B of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

G. Notwithstanding any other provisions of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VII; provided, however, that this Section G shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, paragraph 8 of this Article VII.

Article VIII.

To the full extent permitted by the Connecticut General Statutes as the same exists or may hereafter be amended, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation. The limitation of liability of any person who is or was a director provided for in this Article shall not be exclusive of any other limitation or elimination of liability contained in, or pursuant to, the Connecticut General Statutes, as the same exists or may hereafter be amended. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article IX.

The officers and directors of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by, or pursuant to, the Connecticut General Statutes, as the same exists or may hereafter be amended. The
Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if such director is in full compliance with Section 33-773 of the Connecticut Business Corporation Act, as the same exists or may hereafter be amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                                          APPENDIX E

AMENDMENT AND RESTATEMENT TO THE 1995 STOCK OPTION PLAN

RESOLVED, that the following amendment shall be made to The Hartford Steam Boiler Inspection and Insurance Company 1995 Stock Option Plan (the "plan"), subject to approval by the holders of a majority of the shares voting at the stockholders' Annual Meeting scheduled to be held on April 24, 1997 [amendment is underlined]:

The first sentence of Section 1.5(a) of the plan shall be amended effective April 24, 1997 to read as follows:

The maximum number of shares which may be optioned or awarded under the plan shall be 1,850,000 shares of Stock.
         ---------

RESOLVED, that the plan be restated to reflect the above amendment.

                                                                     Appendix F


                                                       As amended and restated
                                                       effective 4/24/97

                      THE HARTFORD STEAM BOILER INSPECTION
                              AND INSURANCE COMPANY
                             1995 STOCK OPTION PLAN


                 ARTICLE I - PLAN ADMINISTRATION AND ELIGIBILITY

1.1      Purpose of Plan

         The purpose of the 1995 Stock Option Plan is to attract and retain persons of ability as employees of the Company and its Subsidiaries and to motivate such employees to exert their best efforts to contribute to the long-term growth of the Company by encouraging ownership in the Company. The Plan is further designed to promote a closer identity of interest between key employees and the Company's shareholders.

1.2      Definitions

          (a) "Appreciation" shall mean the excess of the Fair Market Value of a share over the specified option price per share multiplied by the number of shares subject to the option or portion thereof which is surrendered.

          (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (c) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (d) "Beneficiary" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Optionee. In the case where a Participant's right to shares of Restricted Stock vest as provided in Section 2.5(d) on or prior to the Participant's date of death, the term "Beneficiary" shall also mean the legal representative of the estate of the Participant or the person or persons who shall acquire the right to such vested shares of Stock by bequest or inheritance or by reason of the death of such Participant. (e) "Board" shall mean the Board of Directors of the Company.

          (f) "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                    (II) the  following  individuals  cease  for any  reason  to constitute a majority of the number of directors then serving: individuals who, on December 23, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 23, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

                   (III) there is consummated a merger or  consolidation  of the
                         Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities
                         Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                    (IV) the  shareholders  of the  Company  approve  a plan  of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  Notwithstanding the foregoing, a "Change in Control"
                  shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (h)  "Committee" shall mean the Human Resources Committee of the Board
               or  any  future  committee  of  the  Board   performing   similar
               functions.

          (i) "Company" shall mean The Hartford Steam Boiler Inspection and Insurance Company and, except in determining under Section 1.2(f) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes this Plan by operation of law, or otherwise.

          (j) "Disability" shall mean any condition which would entitle an employee of the Company or a Subsidiary to receive benefits under the Company's Long-Term Disability Plan or any long-term disability plan maintained by the Subsidiary.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee, in its sole discretion.

          (m)  "Incentive  Stock  Option"  shall  mean an  option  described  in
               Section 422 of the Code.

          (n) "Nonstatutory Stock Option" shall mean an option which does not qualify as an Incentive Stock Option under Section 422 of the Code.

          (o) "Optionee" shall mean an employee of the Company or a Subsidiary to whom an option is granted.

          (p) "Participant" shall mean an employee of the Company or a Subsidiary to whom an option is granted or to whom Restricted Stock is awarded.

          (q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
               (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (r) "Plan" shall mean The Hartford Steam Boiler Inspection and Insurance Company 1995 Stock Option Plan, as amended.

          (s) "Restricted Stock" shall mean one or more shares of Stock awarded to an eligible employee under Section 2.5 of the Plan and subject to the terms and conditions set forth in Section 2.5.

          (t) "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan or any Subsidiary's retirement plan.

          (u)  "Stock" shall mean the Common Stock of the Company.

          (v) "Stock Appreciation Right" shall mean a right to surrender to the Company all or any portion of an option and, as determined by the Committee, to receive in exchange therefor cash or whole shares of Stock (valued at current Fair Market Value) or a combination thereof having an aggregate value equal to the excess of the current Fair Market Value of one (1) share over the option price of one (1) share specified in such option grant multiplied by the number of shares subject to such option or the portion thereof which is surrendered.

          (w) "Subsidiary" shall mean any corporation of which at least 50% of the voting stock is owned by the Company and/or one or more of the Company's other Subsidiaries.

1.3      Administration

         The Plan shall be administered by the Committee as defined herein. No member of the Committee shall be eligible to be granted an option under the Plan. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any Incentive Stock Options granted hereunder. In addition, the Committee shall have the authority to designate the employees who shall be granted options and awarded Restricted Stock under the Plan and the amount and nature of the options, related rights and awards to be granted to each such employee. All interpretations of the Plan or of any options, related rights or awards issued under it made by the Committee shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

1.4      Eligibility

         Executive and middle management employees of the Company or its Subsidiaries shall be eligible to receive grants of stock options and awards of Restricted Stock under the Plan.

1.5      Stock Subject to the Plan

          (a) The maximum number of shares which may be optioned or awarded under the Plan shall be 1,850,000 shares of Stock. Preferred Stock may be used in lieu of grants of Stock under the Plan subject to further authorization of the Board of the Company. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Restricted Stock in any single calendar year for more than 100,000 shares of Stock. The limitation on the number of shares which may be optioned or awarded under the Plan or to an individual Participant shall be subject to adjustment under Section 3.2 of this Plan.

          (b) If any outstanding option under the Plan for any reason expires, lapses or is terminated, the shares of the Stock which were subject to such option shall be restored to the total number of shares available for grant pursuant to the Plan. Shares as to which there is a surrender in whole or in part of an option upon the exercise of a Stock Appreciation Right shall not again be available for grant pursuant to the Plan. Stock delivered upon the exercise of a Stock Appreciation Right shall not be charged against the number of shares of Stock available for the grant of options.

          (c) Upon the exercise of an option or a Stock Appreciation Right, or payment of a Restricted Stock award, the Company may distribute newly issued shares, or shares previously repurchased on behalf of the Company through a broker or other independent agent designated by the Committee. Such repurchases shall be subject to such rules and procedures as the Committee may establish hereunder and shall be consistent with such conditions as may be prescribed from time to time by law or by the Securities and Exchange Commission ("SEC") in any rule or regulation or in any exemptive order or no-action letter issued by the SEC to the Company or the broker with respect to the making of such purchase or otherwise.

ARTICLE II - OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK

2.1      Granting of Options

         The Committee may grant Incentive Stock Options (ISOs), Nonstatutory Stock Options or any combination thereof, provided that the aggregate Fair Market Value (determined at the time the option is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under this Plan and any other option plan of the Company or its Subsidiaries) shall not exceed $100,000. No such maximum limitation shall apply to Nonstatutory Stock Options.

2.2      Terms and Conditions of Options

         Each option granted under the Plan shall be authorized by the Committee and shall be evidenced by an instrument delivered to the Participant, in a form approved by the Committee, containing the following terms and conditions and such other terms and conditions as the Committee may deem appropriate.

         (a) Option Term - Each option shall specify the term for which the option thereunder is granted and shall provide that the option shall expire at the end of such term. In no event shall any option be exercisable any earlier than one year after the date of such grant. The Committee shall have authority to grant options exercisable in cumulative or non-cumulative installments. No option shall be exercisable after the expiration of ten years from the date upon which such option is granted. Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, all outstanding options shall immediately become exercisable.

         (b) Option Price - The option price per share shall be determined by the Committee at the time an option is granted, and shall not be less than the Fair Market Value of one share of Stock on the date the option is granted.

         (c)      Exercise of Option -

                    (1) Options may be exercised only by written notice to the Company accompanied by the proper amount of payment for the shares.

                    (2) The Committee may postpone any exercise of an option or a Stock Appreciation Right or the delivery of Stock following the lapse of certain restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence
                         (i) to effect or maintain registration of the Plan or the shares issuable upon the exercise of the option or the Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any option or any provision of the Plan to recognize the exercise of an option or the exercise of a Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock to sell or issue shares in violation of said Act or of the law of the government having jurisdiction thereof. Any such postponement shall not extend the term of an option; neither the Company nor its directors or officers shall have any obligation or liability to the Optionee of an option or Stock Appreciation Right, or to the Optionee's Beneficiary with respect to any shares as to which the option or Stock Appreciation Right shall lapse because of such postponement.

                    (3) To the extent an option is not exercised for the total number of shares with respect to which such options become exercisable, the number of unexercised shares shall accumulate and the option shall be exercisable, to such extent, at any time thereafter, but in no event later than ten years from the date the option was granted or after the expiration of such shorter period (if any) which the Committee may have established with respect to such option pursuant to Subsection (a) of this Section 2.2.

         (d) Payment of Purchase Upon Exercise - Payment for the shares as to which an option is exercised shall be made in one of the following ways:

                    (1) payment in cash of the full option price of the shares purchased;

                    (2) if permitted by the Committee, the delivery of Stock of the Company held by the purchaser for at least six months accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value (as of the date of exercise) equal to the full option price; or

                    (3) if permitted by the Committee, a combination of cash and Stock (as described in (2) above) such that the sum of the amount of cash and the Fair Market Value of the Stock (as of the date of exercise) is equal to the full option price.

          (e) Nontransferability - No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution subject to Section 2.4 hereunder, unless the Committee shall permit (on such terms and conditions as it shall establish) such option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, or to an
               "alternate participant" pursuant to a Qualified Domestic Relations Order as defined in the Code. During the lifetime of an Optionee, an option shall be exercisable only by such Optionee, or if applicable, a transferee. For purposes of Section 2.4 hereunder, a transferred option may be exercised by the transferee to the extent that the Participant would have been entitled had the option not been transferred.

          (f) Laws and Regulations - The Committee shall have the right to condition any issuance of shares to any Optionee or Participant hereunder upon such Optionee's or Participant's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. In the case of Stock issued or cash paid upon exercise of options or associated Stock Appreciation Rights, or the lapse of restrictions with respect to Restricted Stock awarded to a Participant under the Plan, the Optionee, Participant or other person receiving such Stock or cash shall be required to pay to the Company or a Subsidiary the amount of any taxes which the Company or Subsidiary is required to withhold with respect to such Stock or cash. The Company or a Subsidiary may, in its sole discretion, permit an Optionee or Participant or other person receiving such Stock or cash to satisfy any Federal, state or local (if any) tax withholding requirements, in whole or in part by (i) delivering to the Company or subsidiary shares of Stock held by such Optionee, Participant or other person having a Fair Market Value equal to the amount of the tax or (ii) directing the Company or Subsidiary to retain Stock otherwise issuable to the Optionee, Participant or other person under the Plan having a Fair Market Value equal to the amount of the tax. If Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          (g) Modification - The Committee shall have authority to modify an option without the consent of the Optionee, provided that such modification does not affect the exercise price or otherwise materially diminish the value of such option to the Optionee, and provided further, that except in connection with an amendment to the Plan, the Committee shall not have authority to make any modification to any particular option that materially increases the value of the option to the Optionee.

2.3      Stock Appreciation Rights

          (a) The Committee may, but shall not be required to, grant a Stock Appreciation Right to the Optionee either at the time an option is granted or by amending the option at any time during the term of such option. A Stock Appreciation Right shall be exercisable only during the term of the option with which it is associated. The Stock Appreciation Right shall be an integral part of the option with which it is associated and shall have no existence apart therefrom. The conditions and limitations of the Stock Appreciation Right shall be determined by the Committee and shall be set forth in the option or amendment thereto. An amendment granting a Stock Appreciation Right shall not be deemed to be a grant of a new option for purposes of the Plan.

          (b)  A Stock Appreciation Right may be exercised by:

               (1) filing with the Secretary of the Company a written election, which election shall be delivered by the Secretary to the Committee specifying:

                    (i)  the option or portion  thereof to be  surrendered;  and
                         (ii) the percentage of the Appreciation which the Optionee desires to receive in cash, if any; and

               (2) surrendering such option for cancellation or partial cancellation, as the case may be, provided, however, that any election to receive any portion of the Appreciation in cash shall be of no force or effect unless and until the Committee shall have consented to such election.

          (c) No election to receive any portion of the Appreciation in cash shall be filed with the Secretary and no Stock Appreciation Right shall be exercised to receive any cash unless such election and exercise shall occur during the period (hereinafter referred to as the "Cash Window Period") beginning on the third business day following the date of release for publication by the Company of a regular quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date. The Committee may consent to the election of a holder to receive any portion of the Appreciation in cash at any time after such election has been made. If such election is consented to, the Stock Appreciation Right shall be deemed to have been exercised during the Cash Window Period in which, or next occurring after which, the Optionee completed all acts required of such Optionee under the preceding paragraphs to exercise the Stock Appreciation Right. Any Stock Appreciation Right exercised during said Cash Window Period shall be valued and deemed exercised as of the date during such Cash Window Period when the average of the high and low prices for the shares of Stock as reported by the NYSE is the highest.

2.4 Exercise of Option or Stock Appreciation Right in the Event of Termination of Employment or Death

          (a) Options and associated Stock Appreciation Rights shall terminate immediately upon the termination of the Optionee's employment with the Company or a Subsidiary unless the written option instrument of such Optionee provides otherwise. The conditions established by the Committee in the instrument for exercising options and Stock Appreciation Rights following termination of employment are limited by the following restrictions.

               (1) If termination of employment is by reason of the death of the Optionee, no exercise by the Optionee's Beneficiary may occur more than two years after the Optionee's death.

               (2) If termination of employment is the result of Disability or Retirement, no exercise by the Optionee or his Beneficiary may occur more than two years following such termination of employment.

               (3) If termination of employment is for a reason other than death, Disability, Retirement or "involuntary termination for cause", no exercise by the Optionee may occur more than three months following such termination of employment. As used herein "involuntary termination for cause" shall mean termination of employment by reason of the Optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or its Subsidiaries. Whether an involuntary termination is for "cause" will be determined in the sole discretion of the Committee.

          (b) If the Optionee should die after termination of employment, such termination being for a reason other than Disability, Retirement or involuntary termination for cause, but while the option is still exercisable, the option or associated Stock Appreciation Right, if any, may be exercised by the Beneficiary of the Optionee no later than one year from the date of termination of employment of the Optionee.

          (c) Under no circumstances may an option or Stock Appreciation Right be exercised by an Optionee or Beneficiary after the expiration of the term specified for the option.

2.5      Awarding of Restricted Stock

          (a) The Committee shall from time to time in its absolute discretion select from among the eligible employees the Participants to whom awards of Restricted Stock shall be granted and the number of shares subject to such awards. Each award of Restricted Stock under the Plan shall be evidenced by an instrument delivered to the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan. The Restricted Stock subject to such award shall be registered in the name of the Participant and held in escrow by the Committee during the Restricted Period (as defined herein).

          (b) Upon the award to a Participant of shares of Restricted Stock pursuant to Section 2.5(a), the Participant shall, subject to Subsection (c) of this Section 2.5, possess all incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

          (c) Shares of Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for a period of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate and any attempt to dispose of any such shares of Restricted Stock in contravention of such restrictions shall be null and void and without effect. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award. In no event shall the Restricted Period end with respect to awarded shares prior to the satisfaction by the Participant of any liability arising under Section 2.2(f).

          (d) The restrictions described in Section 2.5(c) shall lapse upon the completion of the Restricted Period with respect to specific shares of Restricted Stock and the Participant's right to such shares shall vest on such date or, if earlier, on the date that the Participant's employment terminates on account of the death, Disability or Retirement of the Participant. The Company shall deliver to the Participant, or the Beneficiary of such Participant, if applicable, within 30 days of the termination of the Restricted Period, the number of shares of Stock that were awarded to the Participant as Restricted Stock and with respect to which the restrictions imposed under Section 2.5(c) have lapsed, less any stock returned by the Company to satisfy tax withholding pursuant to Section 2.2(f), if applicable.

          (e) Except as provided in Sections 2.5(d) and (f), if the Participant's continuous employment with the Company or a Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

          (f) The Committee shall have the authority (and the instrument evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded to an employee hereunder on such terms and conditions as the Committee may deem appropriate.

          (g) In the event of a Change in Control, all restrictions on any outstanding shares of restricted stock shall lapse as of the date of such Change in Control.

ARTICLE III - GENERAL PROVISIONS

3.1      Authority

         Appropriate officers of the Company designated by the Committee are authorized to execute and deliver written instruments evidencing awards hereunder, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2      Adjustments in the Event of Change in Common Stock of the Company

         In the event of any change in the Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price substantially below Fair Market Value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be obtained and sold under the Plan and the number and kind of shares subject to options in outstanding option instruments and the purchase price per share thereof and the number of shares of Restricted Stock awarded pursuant to Section 2.5(a) with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Any fractional shares resulting from such adjustments shall be eliminated. However, without the consent of the Optionee, no adjustment shall be made in the terms of an ISO which would disqualify it from treatment under Section 421(a) of the Code or would be considered a modification, extension or renewal of an option under Section 425(h) of the Code.

3.3      Rights of Employees

         The Plan and any  option  or award  granted  under  the Plan  shall not confer upon any Optionee or Participant any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or Subsidiary by which an Optionee or Participant is employed to terminate his employment at any time. The Company shall not be obligated to issue Stock pursuant to an option or an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. No Optionee shall have any rights as a shareholder with respect to any shares subject to option prior to the date of issuance to such Optionee of a certificate or certificates for such shares. Except as provided herein, no Participant shall have any rights as a shareholder with respect to any shares of Restricted Stock awarded to such Participant.

3.4      Amendment, Suspension and Discontinuance of the Plan

         The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without shareholder approval, take any of the following actions unless such actions fall within the provisions of Section 3.2 herein:

          (a)  increase the number of shares  reserved  for options  pursuant to
               Section 1.5;

          (b) alter in any way the class of persons eligible to participate in the Plan;

          (c) permit the granting of any option at an option price less than that provided under Section 2.2(b) hereof; or

          (e) extend the term of the Plan or the term during which any option may be granted or exercised.

         No amendment, suspension or discontinuance of the Plan shall impair an Optionee's rights under an option previously granted to an Optionee without the Optionee's consent.

3.5      Governing Law

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Connecticut.

3.6      Effective Date of the Plan

         The Plan as amended and restated shall be effective on April 18, 1995, subject to the requisite approval of shareholders. No option shall be granted pursuant to this Plan later than April 17, 2005, but options granted before such date may extend beyond it in accordance with their terms and the terms of the Plan.

EDGAR APPENDIX

The following is the text of the Company's 1997 form of proxy and memo to employees participating in Company plans:

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024 ANNUAL MEETING OF STOCKHOLDERS - APRIL 24, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Joel B. Alvord, Richard G. Dooley, Gordon W. Kreh and Lois D. Rice, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held on record by the undersigned on February 13, 1997 at the Annual Meeting of Stockholders to be held on April 24, 1997 or any adjournment thereof, upon all matters properly coming before said Annual Meeting including but not limited to the matters set forth on the reverse side, hereby revoking any proxy heretofore given.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

(Important - To be signed and dated on reverse side)

SEE REVERSE SIDE

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY 1866

THIS IS YOUR PROXY.  YOUR VOTE IS IMPORTANT


Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

COMPANY HIGHLIGHTS DURING 1996

Highlights of the Company's 1996 financial results include:

 - a 15.3% increase in net earned premium from insurance operations to $448.6 million.

 - an 11.9% increase in Engineering Services revenue to $55.8 million (excluding Radian International LLC)

 -   a  94.7  combined  ratio  -  far  better  than  the  industry   average  of
     approximately 107;

 -   a decline in the insurance expense ratio to 49.1% from 50.9%; and

 -   a 14.5% increase in net investment income to $32.3 million.


 - 1996 was also the 31st consecutive year that the Company paid increased dividends to stockholders.

Proposal 2, one of the important proposals stockholders will be asked to consider and vote on at the Annual Meeting, involves the formation of a holding company structure as described in more detail in the enclosed Prospectus and Proxy Statement. For the reasons stated in the accompanying materials, the Board of Directors believes that the formation of such a holding company structure is in the best interests of the Company and its stockholders and recommends a vote "FOR" the formation of the holding company structure.

/X/  Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.  Election of Directors.
    Nominees:  William B. Ellis, E. James Ferland and Wilson
    Wilde

    FOR ALL NOMINEES / /
    WITHHELD FROM ALL NOMINEES / /
    / /  -----------------------
    For all nominees except as noted above

2. Approval of Agreement and Plan of Share Exchange in connection with formation of revised holding company structure.

/ /FOR
/ /AGAINST
/ /ABSTAIN

3.  Approval of proposal to amend the 1995 Stock Option Plan.

/ /FOR
/ /AGAINST
/ /ABSTAIN

4.  Appointment of Independent public accountants.

/ /FOR
/ /AGAINST
/ /ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

MARK HERE IF YOU HAVE MADE COMMENTS / /

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and print title. Please date proxy and return in the enclosed post-paid return envelope.

Signature: --------------------------- Date:----------
Signature: --------------------------- Date:----------

To:  Employees of The Hartford Steam Boiler Inspection and Insurance Company

From:  R. K. Price, Senior Vice President and Corporate Secretary

Date:  February 27, 1997

If you are a participant in any of the Company's stock plans (Payroll Investment Plan, Employee Stock Ownership Plan, Thrift Incentive Plan - HSB Stock Fund, or the Stock Option and Restricted Stock Plan), you should receive proxy materials for this year's Annual Meeting to be held on April 24, 1997 through the U.S. mail shortly.

As has been done for the past several years, these materials were sent via bulk mail, which saves the Company quite a bit of money in postage, but which also can result in some delays in delivery. This year, Annual Reports were distributed via the U.S. mail with the proxy materials, for a number of administrative reasons, at a minimal increased cost over distribution via interoffice mail. You may receive additional copies of the materials if you hold shares registered other than in your name alone. You are encouraged to return any excess copies of the Annual Report to your department or Branch Office, and extra copies of the proxy statement and prospectus to Jean Cohn at the Home Office.

Included with the proxy materials is a card upon which to register your vote in connection with actions proposed to be taken at the Annual Meeting. The proxy card lists the number of shares allocated to your account under each of the plans in which you participate, as well as any shares you hold directly. The following abbreviations are used to identify your holdings:

COM - Shares held directly or through the Payroll Investment
      Plan
RST - Restricted Stock held under the Stock Option and
      Restricted Stock Plan
TIP - Shares allocated to your account under the Thrift Incentive Plan if you participate in the HSB Stock Fund
ESO   - Shares allocated to your account under the Employee Stock Ownership Plan
      (ESOP)

If you hold shares jointly with another individual or as custodian for a minor's account, you will receive a separate card for that account.

Whether you own one share or a thousand, it is very important that your shares be represented at the Annual Meeting. As a shareholder, you have the right and an obligation to have your vote count at the Annual Meeting. I encourage you to use this opportunity by completing the proxy card and sending it back to Boston EquiServe, our proxy tabulator, in the envelope provided.

If you do not receive your materials by March 15, or if you misplace your card, please contact Jean Cohn, Home Office, Ext. 5724.

Part II - Information Not Required in Prospectus

Item 20.  Indemnification of Officers and Directors

     Article 8 of the Holding Company's Articles of Incorporation provides that to the fullest extent permitted by the Connecticut Business Corporation Act ("CBCA"), no director shall be personally liable to the company or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the company during the year of the violation. This limitation does not apply to a breach of duty of the director which (i) involves a knowing and culpable violation by a director; (ii) enables a director or an associate to receive an improper personal gain; (iii) shows a lack of good faith and a conscious disregard for the duty of the director to a company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the company; (iv) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the company; or (v) creates a liability for an unlawful distribution under the CBCA.

     Article 9 of the Holding Company's Articles of Incorporation provides that the directors and officers of the company will be indemnified to the full extent permitted under the CBCA. As of the date hereof, the CBCA permits a corporation to indemnify its directors and officers against liability (including judgments, settlements, penalties and fines) if such individual acted in good faith, reasonably believed that his or her conduct was in the corporation's best interests and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, the corporation may indemnify a director or officer only for reasonable expenses, and may not indemnify a director who is adjudged liable to the corporation. Indemnification is mandatory when an officer or director is successful in the defense of any proceeding. The CBCA also permits a corporation to pay or reimburse the reasonable expenses incurred by a director who is a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) in advance of the final disposition of such action, suit or proceeding provided that (i) such director affirms in writing such director's good faith belief that the standard of conduct required under the statute has been met; (ii) such director furnishes a written undertaking to repay the corporation if it is ultimately determined that such standard has not been met; and (iii) a determination is made pursuant to the statute that the facts then known would not preclude indemnification under the statute. Provision for such advance of expenses in accordance
     with  the  CBCA  is  included  in  the   Holding   Company's   Articles  of
     Incorporation.

     The Holding Company (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under an insurance policy with limits of $25,000,000.


Item 21.  Exhibits.  See Exhibit Index attached hereto.

Item 22.    Undertakings

The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (4) To remove from registration by means of a post-effective amendment any shares of HSB Group which are not issued in the exchange.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartford, State of Connecticut on February x, 1997.

                           HSB GROUP, INC.

                           By:  /s/ Gordon W. Kreh
                                    Gordon W. Kreh
                                    President, Chief
                                    Executive Officer
                                    and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the dates indicated.

SIGNATURE                               TITLE

/s/ Gordon W. Kreh                  President and Chief
Gordon W. Kreh                      Executive Officer
                                    (Principal Executive
                                    Officer and Director)

/s/ Saul L. Basch                   Senior Vice President,
Saul L. Basch                       Treasurer and Chief
                                    Financial Officer
                                    (Principal Financial
                                    and Accounting Officer)

                                  EXHIBIT INDEX

 (2)     Agreement and Plan of Share Exchange (attached to
         Prospectus and Proxy Statement as Appendix A).

 (3)(i)  Articles of Incorporation of HSB Group, Inc.
         (attached to Prospectus and Proxy Statement as
         Appendix B).

 (3)(ii) Bylaws of HSB Group, Inc. (attached to Prospectus and Proxy Statement as Appendix C).

*(5)(i) Opinion of Robert C. Walker, Senior Vice President and General Counsel

*(8)     Opinion of Skadden, Arps, Slate, Meagher & Flom
         LLP

*(23)(a) Consent of Robert C. Walker, Senior Vice President and General Counsel (included in (5)(i))

*(23)(b) Consent of Skadden, Arps, Slate, Meagher & Flom
         LLP (included in (5)(ii))

(23)(c)  Consent of Coopers & Lybrand L.L.P.




* To be filed by amendment